UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018

AND FOR THE NINE AND THREE-MONTH PERIODS THEN ENDED

PRESENTED WITH COMPARATIVE FIGURES

GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the unaudited consolidated condensed interim financial statements of the Company.

Terms	Definitions
ADR	American Depositary Receipt
ADS	American Depositary Shares
Albares	Albares Renovables Argentina S.A.
BCBA	Bolsa de Comercio de Buenos Aires
Bbl	Barrels
BLL	Bodega Loma La Lata S.A.
Boe	Barrel oil equivalent
CAMMESA	Compañía Administradora del Mercado Eléctrico Mayorista S.A.
CB	Corporate Bonds
CIESA	Compañía de inversiones de energía S.A.
CINIIF	International Financial Reporting Interpretations Committee
Citelec	Compañía Inversora en Transmisión Eléctrica Citelec S.A.
CNV	Comisión Nacional de Valores – Argentine Securities Commisssion
Corod	Corod Producción S.A.
CPB	Central Piedra Buena S.A.
CPD	Own Distribution Costs
CPF	Compromiso Previo de Fusión
CTG	Central Térmica Güemes S.A.
CTLL	Central Térmica Loma La Lata S.A.
CTP	Central Térmica Piquirenda
EASA	Electricidad Argentina S.A.
Ecuador TLC	Ecuador TLC S.A.
Edenor	Empresa Distribuidora y Comercializadora Norte S.A.
Edesur	Empresa Distribuidora Sur S.A.

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
Eg3 Red	Eg3 Red S.A.
EGSSA	EMDERSA Generación Salta S.A.
EMES	Emes Energía Argentina LLC
ENARGAS	Ente Nacional Regulador del Gas
ENRE	National Regulatory Authority of Electricity
FONINVEMEM	Fund for Investments required to increase the electric power supply in the WEM
Foundation	Pampa Energía Foundation committed to education (Foundation)
Greenwind	Greenwind S.A.
GUMA, GUME, GUDI	Gran Usuario Mayor, Gran Usuario Menor, Gran Usuario del Distribuidor
HIDISA	Hidroeléctrica Diamante S.A.
HINISA	Hidroeléctrica Los Nihuiles S.A.
IASB	International Accounting Standards Board
IEASA	IEASA S.A.
IGJ	Inspección General de Justicia - General Inspection of Justice
IGMP	Minimum Notional Income Tax
INDEC	National Institute of Statistics and Census
INDISA	Inversora Diamante S.A.
INNISA	Inversora Nihuiles S.A.
IPB	Inversora Piedra Buena S.A.
IPIM	Índice de Precios Internos al por Mayor
IVA	Impuesto al Valor Agregado
LSC	Ley de Sociedades Comerciales
LVFVD	Sales Liquidations with Maturity Date to be Defined
MAT	WEM’s Forward Market
MEyM	Ministry of Energy and Mining
NIC	International Accounting Standards
NIIF	International Financial Reporting Standards

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
NYSE	New York Stock Exchange
OCP	Oleductos de Crudo Pesados S.A.
OCP Ltd	Oleductos de Crudo Pesados Ltd
Oldelval	Oleoductos del Valle S.A.
Orígenes Retiro	Orígenes Seguros de Retiro S.A.
PACOSA	Pampa Comercializadora S.A.
PEB	Pampa Energía Bolivia S.A. (previously “PBI” Petrobras Bolivia Internacional S.A.)
PEISA	Petrobras Energía Internacional S.A.
PELSA	Petrolera Entre Lomas S.A.
PEN	Federal Executive Power
PEPASA	Petrolera Pampa S.A.
PEPCA	PEPCA S.A.
Petrobras	Petrobras Argentina S.A.
PHA	Petrobras Hispano Argentina S.A.
PISA	Pampa Inversiones S.A.
PP	Pampa Participaciones S.A.
PP II	Pampa Participaciones II S.A.
PPSL	Petrobras Participaciones S.L.
RDSA	Ribera Desarrollos S.A.
Refinor	Refinería del Norte S.A.
RTI	Tariff Structure Review
SACME	Centro de Movimiento de Energía S.A.
Salaverri, Dellatorre, Burgio & Wetzler	Salaverri, Dellatorre, Burgio y Wetzler Malbran Abogados Sociedad Civil
SACDE	Sociedad Argentina de Construcción y Desarrollo Estratégico S.A.
SE	Secretary of Energy
SEC	Security and Exchange Comission
SEE	Secretary of Electrical Energy
SGE	Secretary of Energy Government

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
TGS	Transportadora de Gas del Sur S.A.
TGU	Transportadora de Gas del Uruguay S.A.
The Company / Pampa	Pampa Energía S.A.
The Group	Pampa Energía S.A. and its subsidiaries
TJSM	Termoeléctrica José de San Martín S.A.
TMB	Termoeléctrica Manuel Belgrano S.A.
Transba	Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.
Transelec	Transelec Argentina S.A.
Transener	Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.
US$	U.S. dollar
VAD	Vallue Added Distribution
WACC	Weighted Average Cost of Capital

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

For the nine and three-month periods ended September 30, 2018 presented with comparative figures

 (In millions of Argentine Pesos (“$”) – unless otherwise stated)

		Nine-month		Three-month
	Note	09.30.2018	09.30.2017	09.30.2018	09.30.2017

Revenue	8	66,028	36,216	26,310	13,415
Cost of sales	9	(40,693)	(24,656)	(16,199)	(8,935)
Gross profit		25,335	11,560	10,111	4,480

Selling expenses	10	(3,446)	(2,056)	(1,584)	(646)
Administrative expenses	11	(4,114)	(3,217)	(1,409)	(1,129)
Exploration expenses	12	(10)	(37)	(6)	(24)
Other operating income	13	4,380	2,601	634	757
Other operating expenses	13	(4,296)	(1,711)	(1,109)	(560)
Share of profit from associates and joint ventures	16	525	865	(107)	297
Operating income		18,374	8,005	6,530	3,175

Finance income	14	1,835	1,015	879	351
Finance costs	14	(5,817)	(3,855)	(2,563)	(1,336)
Other financial results	14	(28,307)	(1,271)	(14,966)	(566)
Financial results, net		(32,289)	(4,111)	(16,650)	(1,551)
(Loss) profit before income tax		(13,915)	3,894	(10,120)	1,624
Income tax	21	5,521	(212)	3,585	(100)
(Loss) profit of the period from continuing operations		(8,394)	3,682	(6,535)	1,524
Profit (loss) of the period from discontinued operations	1.3	3,046	288	(23)	100
(Loss) profit of the period		(5,348)	3,970	(6,558)	1,624

Other comprehensive income (loss)
Items that may be reclassified to profit or loss
Gains and losses on cash flow hedges		(14)	74	-	74
Income tax		4	(26)	-	(26)
Exchange differences on translation		80	(49)	109	(22)
Other comprehensive income (loss) of the period from continuing operations		70	(1)	109	26
Other comprehensive income of the period from discontinued operations	1.3	(229)	398	-	178
Total comprehensive (loss) income of the period		(5,507)	4,367	(6,449)	1,828

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

(Continuation)

		Nine-month		Three-month
	Note	09.30.2018	09.30.2017	09.30.2018	09.30.2017
Total (loss) income of the period attributable to:
Owners of the company		(6,783)	3,094	(7,135)	1,284
Non - controlling interest		1,435	876	577	340
		(5,348)	3,970	(6,558)	1,624

Total (loss) income of the period attributable to owners of the company:
Continuing operations		(9,766)	2,824	(7,112)	1,187
Discontinued operations		2,983	270	(23)	97
		(6,783)	3,094	(7,135)	1,284

Total comprehensive (loss) income of the period attributable to:
Owners of the company		(7,124)	3,316	(7,026)	1,406
Non - controlling interest		1,617	1,051	577	422
		(5,507)	4,367	(6,449)	1,828

Total comprehensive (loss) income of the period attributable to owners of the company:
Continuing operations		(9,696)	2,813	(7,003)	1,205
Discontinued operations		2,572	503	(23)	201
		(7,124)	3,316	(7,026)	1,406

(Losses) earnings per share attributable to the equity holders of the company during the period
Basic and diluted (losses) earnings per share from continuing operations	15	(4.9125)	1.4587
Basic and diluted earnings per share from discontinued operations	15	1.5005	0.1395
Total basic and diluted earnings per share	15	(3.4120)	1.5981

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements.

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

As of September 30, 2018

presented with comparative figures

(In millions of Argentine Pesos (“$”) – unless otherwise stated)

	Note	09.30.2018	12.31.2017
ASSETS
NON-CURRENT ASSETS
Investments in joint ventures and associates	16	6,575	5,754
Property, plant and equipment	17	51,074	41,214
Intangible assets	18	1,560	1,586
Other assets		29	2
Financial assets at fair value through profit and loss	19	150	150
Deferred tax assets	21	6,317	1,306
Trade and other receivables	22	11,843	5,042
Total non-current assets		77,548	55,054

CURRENT ASSETS
Inventories	23	4,551	2,326
Financial assets at fair value through profit and loss	19	23,425	14,613
Financial assets at amortized cost	20	395	25
Derivative financial instruments		36	4
Trade and other receivables	22	31,257	19,145
Cash and cash equivalents	24	5,138	799
Total current assets		64,802	36,912
Assets classified as held for sale	1.3	-	12,501
Total assets		142,350	104,467

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

 (Continuation)

	Note	09.30.2018	12.31.2017
SHAREHOLDERS´ EQUITY
Share capital	25	1,895	2,080
Share premium		5,838	5,818
Treasury shares	25	188	3
Treasury shares cost		(8,446)	(72)
Legal reserve		416	300
Voluntary reserve		8,412	5,146
Other reserves		(505)	140
Retained earnings (Acumulated losses)		(6,959)	3,243
Other comprehensive income		(89)	252
Equity attributable to owners of the company		750	16,910
Non-controlling interest		1,877	3,202
Total equity		2,627	20,112

LIABILITIES
NON-CURRENT LIABILITIES
Investments in joint ventures and associates	16	880	-
Trade and other payables	26	7,488	6,404
Borrowings	27	76,536	37,126
Deferred revenue		209	195
Salaries and social security payable		144	120
Defined benefit plans		1,087	992
Deferred tax liabilities	21	504	1,526
Income tax and minimum notional income tax provision		979	863
Taxes payables		787	366
Provisions	28	7,377	4,435
Total non-current liabilities		95,991	52,027

CURRENT LIABILITIES
Trade and other payables	26	25,220	18,052
Borrowings	27	11,991	5,840
Deferred revenue		4	3
Salaries and social security payable		1,925	2,154
Defined benefit plans		101	121
Income tax and minimum notional income tax provision		1,716	943
Taxes payables		2,226	1,965
Derivative financial instruments		71	82
Provisions	28	478	798
Total current liabilities		43,732	29,958
Liabilities associated to assets classified as held for sale	1.3	-	2,370
Total liabilities		139,723	84,355
Total liabilities and equity		142,350	104,467

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

For the nine-month period ended September 30, 2018

presented with comparative figures

 (In millions of Argentine Pesos (“$”) – unless otherwise stated)

	Attributable to owners
	Equity holders of the company					Retained earnings						Non-controlling interest	Total equity
	Share capital	Share premium	Treasury shares	Treasury shares cost		Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss) for the year	Retained earnings (Accumulated losses)	Subtotal
Balance as of December 31, 2016	1,938	4,828	-	-		232	3,862	135	70	(11)	11,054	3,020	14,074

Recomposition of legal reserve - Shareholders’ meeting 04.07.2017	-	-	-	-		68	-	-	-	(68)	-	-	-
Recomposition of volumtary reserve - Shareholders’ meeting 04.07.2017	-	-	-	-		-	1,284	-	-	(1,284)	-	-	-
Stock compensation plans	-	14	-	-		-	-	(1)	-	-	13	4	17
Acquisition of own shares	(3)	-	3	(72)		-	-	-	-	-	(72)	-	(72)
Dividens provided for or paid	-	-	-	-		-	-	-	-	-	-	(88)	(88)
Profit for the nine-month period	-	-	-	-		-	-	-	-	3,094	3,094	876	3,970
Other comprehensive income for the nine-month period	-	-	-	-		-	-	-	222	-	222	175	397
Balance as of September 30, 2017	1,935	4,842	3	(72)	-	300	5,146	134	292	1,731	14,311	3,987	18,298

Stock compensation plans	-	-	-	-		-	-	6	-	-	6	-	6
Merger with subsidiaries	145	976	-	-		-	-	-	-	-	1,121	(1,121)	-
Profit for the complementary three-month period	-	-	-	-		-	-	-	-	1,512	1,512	188	1,700
Other comprehensive (loss) income for the complementary three-month period	-	-	-	-		-	-	-	(40)	-	(40)	148	108
Balance as of December 31, 2017	2,080	5,818	3	(72)		300	5,146	140	252	3,243	16,910	3,202	20,112

Change in accounting policies (Note 4.1.1)	-	-	-	-		-	-	-	-	(37)	(37)	(30)	(67)
Balance as of Juanary 1, 2018	2,080	5,818	3	(72)		300	5,146	140	252	3,206	16,873	3,172	20,045

Recomposition of legal reserve - Shareholders’ meeting 04.27.2018	-	-	-	-		116	-	-	-	(116)	-	-	-
Recomposition of volumtary reserve - Shareholders’ meeting 04.27.2018	-	-	-	-		-	3,266	-	-	(3,266)	-	-	-
Stock compensation plans	-	20	-	3		-	-	7	-	-	30	4	34
Acquisition of own shares (Note 25)	(185)	-	185	(8,377)		-	-	(652)	-	-	(9,029)	(373)	(9,402)
Distribution of dividends	-	-	-	-		-	-	-	-	-	-	(62)	(62)
Sale of share in companies	-	-	-	-		-	-	-	-	-	-	(2,481)	(2,481)
Loss for the nine-month period	-	-	-	-		-	-	-	-	(6,783)	(6,783)	1,435	(5,348)
Other comprehensive (loss) income for the nine-month period	-	-	-	-		-	-	-	(341)	-	(341)	182	(159)
Balance as of September 30, 2018	1,895	5,838	188	(8,446)		416	8,412	(505)	(89)	(6,959)	750	1,877	2,627

(1)    It includes the result of operations with non-controlling interest that do not result in a loss of control and reserves for stock compensation plans.

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS

For the nine-month period ended September 30, 2018

presented with comparative figures

 (In millions of Argentine Pesos (“$”) – unless otherwise stated)

	Note	09.30.2018	09.30.2017

Cash flows from operating activities:
Total (loss) profit for the period from continuing operations		(8,394)	3,682
Total profit for the period from discontinued operations		3,046	288
Adjustments to reconcile net profit (loss) to cash flows generated by operating activities:
Income tax		(5,521)	212
Accrued interest		3,894	2,758
Depreciations and amortizations	9, 10 and 11	2,670	2,554
Constitution of allowances, net	13	806	170
Constitution (recovery) of provisions, net	13	496	(132)
Share of profit from joint ventures and associates	16	(525)	(865)
Accrual of defined benefit plans	9, 10 and 11	195	241
Net exchange differences	14	31,210	1,965
Result from measurement at present value	14	314	140
Changes in the fair value of financial instruments		(1,504)	(814)
Results from property, plant and equipment sale and decreases		(19)	9
Dividends received		(23)	(33)
Compensation agreements	9, 10 and 11	36	447
Result from the sale of shareholdings in companies and property, plant and equipment	1.3	(2,864)	-
Other financial results of RDSA	37	(1,629)	-
Onerous contract (Ship or pay)	13	342	9
Other		(49)	60

Changes in operating assets and liabilities:
Increase in trade receivables and other receivables		(8,615)	(1,761)
Increase in inventories		(1,673)	(288)
Increase (Decrease) in trade payables and other payables		1,374	(774)
Increase in deferred income		19	-
Decrease in salaries and social security payable		(206)	(37)
Decrease in defined benefit plans		(120)	(78)
Increase (Decrease) in tax payables		1,430	(669)
Decrease in provisions		(1,326)	(1,221)
Income tax and minimum notional income tax paid		(1,151)	(1,040)
Proceeds from derivative financial instruments		(876)	169
Net cash (used in) generated by operating activities from discontinued operations	1.3	(1,274)	1,057
Net cash generated by operating activities		10,063	6,049

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS (Continuation)

	Note	09.30.2018	09.30.2017

Cash flows from investing activities:
Payment for property, plant and equipment		(10,976)	(8,245)
Payment for acquisitions of intangible assets		(2)	-
Payment for financial assets		(48,966)	(8,990)
Proceeds from financial assets' sale and amortization		44,241	7,285
Collections for sales of shares in companies and property, plant and equipment		11,949	328
Dividends received		172	40
(Proceeds) colletion from loans		(207)	30
Recovery of investment funds, net		7,059	(3,190)
Net cash used in investing activities from discontinued operations	1.3	(26)	(861)
Net cash generated by (used in) investing activities		3,244	(13,603)

Cash flows from financing activities:
Proceeds from borrowings		3,330	24,407
Payment of borrowings		(3,079)	(15,228)
Payment of borrowings' interests		(3,186)	(2,082)
Payment for acquisition of own shares		(9,105)	(72)
Payments of dividends from subsidiaries to third parties		(62)	(43)
Repayment of own debt		(78)	(28)
Proceeds from sales of shares in subsidiaries		(282)	-
Net cash generated by (used in) financing activities from discontinued operations	1.3	1,139	(335)
Net cash (used in) generated by financing activities		(11,323)	6,619

Increase (decrease) in cash and cash equivalents		1,984	(935)

Cash and cash equivalents at the begining of the year	24	799	1,421
Cash and cash equivalents at the begining of the year reclasified to assets classified as held for sale		161	-
Exchange difference generated by cash and cash equivalents		2,194	(24)
Increase (decrease) in cash and cash equivalents		1,984	(935)
Cash and cash equivalents at the end of the period	24	5,138	462

Significant non-cash transactions from continuing operations :
Acquisition of property, plant and equipment through an increase in trade payables		(1,583)	(1,061)
Borrowing costs capitalized in property, plant and equipment		(575)	(257)
Decreases of property, plant and equipment through an increase in other receivables		439	-
Dividends form subsidiaries pending payment to third parties		-	(13)
Increase in asset retirement obligation provision		176	29
Constitution of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss		(430)	155
Dividends pending collection		435	-

Significant non-cash transactions from discontinued operations :
Acquisition of property, plant and equipment through an increase in trade payables		-	(26)

The accompanying notes are an integral part of these unaudited condensed interim financial statements

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

For the nine and three-month periods ended September 30, 2018 presented with comparative figures

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: GENERAL INFORMATION AND CORPORATE STRUCTURE

1.1.  General information

The Company is the largest fully integrated power company in Argentina and, through its subsidiaries, it participates in the electricity and oil and gas value chains.

In the generation segment, the Company has a 3,871 MW installed capacity, which represents approximately 10.1% of Argentina’s installed capacity, and is the second largest independent generator in the country. Additionally, the Company is currently undergoing a process to expand its capacity by 554 MW.

In the distribution segment, the Company has a controlling interest in Edenor, the largest electricity distributor in Argentina, which has approximately 3 million customers and a concession area covering the Northern part of the City of Buenos Aires and Northwestern Greater Buenos Aires.

In the oil and gas segment, the Company is one of the leading oil and natural gas producers in Argentina, with operations in 11 production areas and 9 exploratory areas and a production level of 6.9 million m3/day of natural gas and 4,900 barrels of oil equivalent for oil during the first nine months of 2018 due to continuing operations. Its main natural gas production blocks are located in the Provinces of Neuquén and Río Negro. Additionally, the Company operates in 4 production areas in Venezuela, with a crude oil production of 0,300 barrels/day, and has a 23.1% interest in Oldelval, a company engaged in the transportation of crude oil from the Neuquén basin to the Province of Buenos Aires Pursuant to the divestment mentioned in Note 1.3.1, certain assets within the segment and their associated liabilities have been classified as discontinued operations, registering a production level of 1.1 million m3/day for natural gas, and 13.3 thousand boe/day for oil and LPG during the first quarter of 2018 by discontinuing operations .

As a result of the divestment mentioned in Note 1.3.2, the main assets of the refining and distribution segment and their associated liabilities have been classified as held for sale, and their results and cash flows, as discontinued operations.

In the petrochemicals segment, the Company has three high-complexity plants producing a wide variety of petrochemical products, including styrenics and synthetic rubber, and holding a large market share.

Finally, through its holding and others segment, the Company participates in the electricity and gas transportation businesses, conducts financial investment transactions and maintains investments in other companies having complementary businesses. In the transmission business, the Company jointly controls Citelec, which has a controlling interest in Transener, a company engaged in the operation and maintenance of a 20,701 km high-voltage electricity transmission network in Argentina with an 85% share in the Argentine electricity transmission market. In the gas transportation business, the Company jointly controls CIESA, which has a controlling interest in TGS, a company holding a concession for the transportation of natural gas with 9,184 km of gas pipelines in the center, west and south of Argentina, and which is also engaged in the processing and sale of natural gas liquids through the Cerri Complex, located in Bahía Blanca, in the Province of Buenos Aires.

.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

1.2.  . Corporate reorganizations

1.2.1.   2016 Reorganization:

On December 23, 2016, the Board of Directors of Pampa Energía, as absorbing company, and Petrobras Argentina, PEISA y Albares, as absorbed companies, approved the PMC. Additionally, on April 19, 2017, the final merger agreement was entered into.

Pursuant to the provisions of Chapter X of the CNV provisions, the Company has filed a merger authorization proceeding before this entity and obtained from the CNV its authorization to publish the merger prospectus.

On May 2, 2018, the Public Registry registered the merger. On May 21, 2018, the exchange of Petrobras shares for those of the Company was effected. As a result, 193,745,611 shares of Petrobras were exchanged for 101,771,793 shares of the Company.

1.2.2.   2017 Reorganization:

On December 21, 2017, the Board of Directors of Pampa Energía, as absorbing company, and BLL, CTG, CTLL, EG3 Red, INDISA, INNISA, IPB, PP II and PEPASA, as absorbed companies, approved the PMC and on April 27, 2018, the Extraordinary Meetings of Shareholders of the involved companies resolved to approve the merger pursuant to the terms of such pre-merger commitment.

On June 1, 2018, the Final Merger Agreement between Pampa and the absorbed companies was signed and entered for registration with the respected authorities. On July 20, 2018, the CNV granted administrative approval to the merger and sent the proceedings to the Public Registry for registration, which took place on August 2, 2018.

1.3.  Assets classified as held for sale, related liabilities and discontinued operations

1.3.1 Sale of PELSA shares and certain oil areas

On January 16, 2018, the Company agreed to sell to Vista Oil & Gas S.A.B. de C.V. (“Vista”) its direct 58.88% interest in PELSA and its direct interests in the Entre Lomas, Bajada del Palo, Agua Amarga and Medanito-Jagüel de los Machos blocks, in line with the Company's strategy to focus its investments and human resources both on the expansion of its power generation installed capacity and on the exploration and production of natural gas, placing a special focus on the development and exploitation of unconventional gas reserves, as well as to continue investing on the development of its utility concessions.

Pursuant to the foregoing, on December 31, 2017 assets and liabilities subject to this transaction have been classified as held for sale, and the results for affected operations have been disclosed under “Discontinued Operations” in the consolidated Statement of comprehensive income and in the consolidated statement of cash flows.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

On April 4, 2018, upon the meeting of all applicable conditions precedent, the transaction was closed. The price paid by Vista, considering the agreed adjustments regarding interests in PELSA, amounted to US$ 389 million. This transaction generated a profit comprehensive income net of taxes in the amount of $ 1,177 million.

09.30.2018
Sale price	7,725
Book value of assets sold and costs associated with the transaction	(5,010)
Result for sale	2,715
Interests (1)	97
Income tax	(964)
Imputed in results	1,848

Other comprehensive income (loss)
Reclasification form exchange differences on translation	(847)
Income tax	176
Imputed in Other comprehensive income	(671)

Total comprehensive income	1,177

(1) Are exposed in "Financial income" of the consolidated statement of comprehensive income related to discontinued operations

1.3.2 Sale of assets in the Refining and Distribution segment

On December 7, 2017, the Company executed with Trafigura Ventures B.V and Trafigura Argentina S.A. (“Trafigura”) an agreement for the sale of certain assets in the Company’s refining and distribution segment based on the conviction that the oil refining and distribution business calls for a larger scale to attain sustainability. The closing of the transaction was subjected to the meeting of certain conditions precedent.

The assets subject-matter of the transaction are as follows: (i) the Ricardo Eliçabe refinery; (ii) the Avellaneda lubricants plant; (iii) the Caleta Paula reception and dispatch plant; and (iv) the network of gas stations currently, mainly operated under Petrobras branding.

The Dock Sud storage facility is excluded from the sale, as well as the Company's investment in Refinor.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

The price of the transaction included US$ 90 million in cash, included the regular working capital of the business, adjusted as of the closing of the transaction, and an additional financed amount equivalent to the market value of crude oil, ascertained upon the closing of the transaction pursuant to the methodology stipulated in the agreement.

Pursuant to the foregoing, on Decembre 31,2017 assets and liabilities subject to this transaction have been classified as held for sale, in accordance with IFRS 5. The Company has measured its net assets at the lower of fair value less cost to sell and carrying value before held for sale criteria was met and it involved the recognition of an impairment of Intangible assets and Property, plant and equipment in the amount of $ 687 million as of December 31, 2017, and the results for the Refining and Distribution segment under "Discontinued Operations" of the statement of comprehensive income.

Under the executed agreement, the Company incorporated, with 100% of the shareholdings, the companies: Lubricantes Avellaneda S.A.U., Refinería Bahía Blanca S.A.U. and Terminal CP S.A.U. and later made several contributions for a total amount of $ 960 million to supply the capital necessary to acquire the whole of the assets mentioned in bullets i) through iii).

On May 9, 2018, upon the meeting of all applicable conditions precedent the transaction was subject to, the closing of the sale to Trafigura was carried out, including the transfer of all the Company’s contracts, permits and licenses key for the ordinary conduction of the business, together with the transfer of 1,034 employees related to the assets subject-matter of the sale, of which 67 employees work on the Company’s corporate segment.

After applying the adjustments stipulated in the assets purchase and sale agreement, the transaction price amounted to US$ 124.5 million, and was paid by Trafigura on May 9, 2018, with the exception of US$ 9 million which were previously paid as down payment upon the execution of the agreement, and US$13.5 million which have been deposited in an escrow account and which will be released in line with the transfer of the network’s gas stations to the “Puma Energy” brand.

Furthermore, after the closing of the transaction, Trafigura paid to Pampa US$ 56 million for the purchase of crude oil.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

As of September 30, 2018, at the close of the transaction generated a profit comprehensive income net of taxes in the amount of $ 104 million, according to the following detail:

09.30.2018
Sale price	791
Book value of assets sold and costs associated with the transaction	(642)
Result for sale	149
Income tax	(45)
Total result	104

It should be highlighted that, as of September 30, 2018, the Company considers that under IFRS it has transferred control over the whole assets since, pursuant to the participation agreements entered into with Trafigura, it has not retained the power to redirect their use or substantially derive other benefits. However, as of the issuance of these financial statements the transfer of ownership and the assignment of agreements associated with the assets mentioned in subsections (i) and (iii) have been perfected, whereas the process for the legal transfer and actual assignment of the agreements associated with the assets described in subsections (ii) and (iv) has started with the rebranding of gas stations to the “Puma Energy” brand, owned by Trafigura, a process which is expected to end in 2019.

Upon completing the above-mentioned asset transaction, Trafigura and the Company executed several contractual agreements whereby, as from May 9, 2018, the Dock Sud Terminal, with a tank yard’s total installed capacity of 228 thousand m3, provides reception, storage and dispatch services for light fuels and base lubricants owned by Trafigura. These agreements, together with others previously executed with other companies, align the Dock Sud plant’s activity as a terminal providing logistics services to third parties. Results associated with the Dock Sud Terminal are disclosed under Continuing operations in the Refining and Distribution segment

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

The consolidated statement of comprehensive income related to discontinued operations is presented below:

As of September 30, 2018

	Oil and gas	Refining y distribution	Eliminations	Total
Revenue	1,743	9,872	(2,166)	9,449
Cost of sales	(866)	(8,211)	2,150	(6,927)
Gross profit (loss)	877	1,661	(16)	2,522

Selling expenses	(51)	(900)	-	(951)
Administrative expenses	(33)	(117)	-	(150)
Exploration expenses	(3)	-	-	(3)
Other operating income	43	155	-	198
Other operating expenses	(194)	(277)	-	(471)
Result from the sale of shareholdings in companies and property, plant and equipment	2,715	149	-	2,864
Operating income (loss)	3,354	671	(16)	4,009

Financial income	113	19	-	132
Financial expenses	(15)	(8)	-	(23)
Other financial results	(99)	618	-	519
Financial results, net	(1)	629	-	628
Income (loss) before income tax	3,353	1,300	(16)	4,637
				-
Income tax	(1,205)	(386)	-	(1,591)
Profit (loss) of the period from discontinued operations	2,148	914	(16)	3,046

Other comprehensive income (loss)
Income tax	176	-	-	176
Reclasification form exchange differences on translation	(847)			(847)
Exchange differences on translation	442	-	-	442
Other comprehensive loss of the period from discontinued operations	(229)	-	-	(229)
Total comprehensive income (loss) of the period from discontinued operations	1,919	914	(16)	2,817

	Oil and gas	Refining y distribution	Eliminations	Total
Total income (loss) of the period from discontinued operations attributable to:
Owners of the company	2,085	914	(16)	2,983
Non - controlling interest	63	-	-	63
	2,148	914	(16)	3,046

Total comprehensive income (loss) of the period from discontinued operations attributable to:
Owners of the company	1,674	914	(16)	2,572
Non - controlling interest	245	-	-	245
	1,919	914	(16)	2,817

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

As of September 30, 2017

	Oil and gas	Refining y distribution	Eliminations	Total
Revenue	4,284	12,254	(4,596)	11,942
Cost of sales	(3,391)	(10,540)	4,633	(9,298)
Gross profit	893	1,714	37	2,644

Selling expenses	(132)	(1,422)	-	(1,554)
Administrative expenses	(92)	(302)	-	(394)
Exploration expenses	(14)	-	-	(14)
Other operating income	190	164	-	354
Other operating expenses	(130)	(207)	-	(337)
Operating income	715	(53)	37	699

Financial income	18	14	-	32
Financial expenses	-	(13)	-	(13)
Other financial results	(127)	(11)	-	(138)
Financial results, net	(109)	(10)	-	(119)
Income before income tax	606	(63)	37	580

Income tax	(301)	9	-	(292)
Profit (loss) of the period from discontinued operations	305	(54)	37	288

Other comprehensive income
Items that may be reclassified to profit or loss
Exchange differences on translation	398	-	-	398
Other comprehensive loss of the period from discontinued operations	398	-	-	398
Total comprehensive income (loss) of the period from discontinued operations	703	(54)	37	686

	Oil and gas	Refining y distribution	Eliminations	Total
Total income of the period from discontinued operations attributable to:
Owners of the company	287	(54)	37	270
Non - controlling interest	18	-	-	18
	305	(54)	37	288

Total comprehensive income of the period from discontinued operations attributable to:
Owners of the company	520	(54)	37	503
Non - controlling interest	183	-	-	183
	703	(54)	37	686

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

The consolidated statement of cash flows related to discontinued operations is presented below:

	09.30.2018	09.30.2017

Net cash (used in) generated by operating activities	(1,274)	1,057
Net cash used in investing activities	(26)	(861)
Net cash generated by (used in) financing activities	1,139	(335)
Decrease in cash and cash equivalents from discontinued operations	(161)	(139)

Cash and cash equivalents at the begining of the year	161	91
Exchange difference generated by cash and cash equivalents	-	20
Decrease in cash and cash equivalents	(161)	(139)
Cash and cash equivalents at the end of the period	-	(28)

As of  December 31, 2017, the assets and liabilities that comprise the assets held for sale and associated liabilities are:

As of December 31, 2017	Oil and gas	Refining y distribution	Total
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	7,545	1,119	8,664
Intangible assets	311	104	415
Financial assets at amortized cost	35	-	35
Trade and other receivables	6	-	6
Total non-current assets	7,897	1,223	9,120

CURRENT ASSETS
Inventories	153	1,960	2,113
Financial assets at fair value through profit and loss	681	-	681
Trade and other receivables	426	-	426
Cash and cash equivalents	161	-	161
Total current assets	1,421	1,960	3,381
Total assets classified as held for sale	9,318	3,183	12,501

LIABILITIES
NON-CURRENT LIABILITIES
Defined benefit plans	97	58	155
Deferred tax liabilities	567	-	567
Provisions	922	52	974
Total non-current liabilities	1,586	110	1,696

CURRENT LIABILITIES
Trade and other payables	390	-	390
Salaries and social security payable	47	-	47
Defined benefit plans	2	6	8
Income tax and minimum notional income tax provision	26	-	26
Taxes payables	117	-	117
Provisions	51	35	86
Total current liabilities	633	41	674
Liabilities associated to assets classified as held for sale	2,219	151	2,370

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: (Continuation)

1.4      Investments in subsidiaries

Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

			09.30.2018	12.31.2017
Company	Country	Main activity	Direct and indirect participation %	Direct and indirect participation %
Corod	Argentina	Oil	100.00%	100.00%
CPB Energía S.A.	Argentina	Generation	100.00%	100.00%
Ecuador TLC S.A.	Ecuador	Oil	100.00%	100.00%
Edenor (2)	Argentina	Distribution of energy	52.92%	51.54%
Enecor S.A.	Argentina	Transportation of electricity	69.99%	69.99%
HIDISA	Argentina	Generation	61.00%	61.00%
HINISA	Argentina	Generation	52.04%	52.04%
PACOSA	Argentina	Distributor	100.00%	100.00%
PBI	Bolivia	Investment	100.00%	100.00%
PELSA (1)	Argentina	Oil	-	58.88%
Petrobras Energía Colombia Gran Cayman	Colombia	Oil	100.00%	100.00%
Petrobras Energía Ecuador	Gran Cayman	Investment	100.00%	100.00%
Petrobras Energía Operaciones Ecuador	Ecuador	Oil	100.00%	100.00%
Petrolera San Carlos S.A.	Venezuela	Oil	100.00%	100.00%
PHA	Spain	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
PPSL	Spain	Investment	100.00%	100.00%
TGU	Uruguay	Gas transportation	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%
Trenerec Bolivia	Bolivia	Investment	100.00%	-
Trenerec	Ecuador	Investment	100.00%	-

(1)       See Note 1.3.1

(2)       Corresponding to the actual interest taking into consideration the effects of Edenor’s portfolio shares (the nominal stake amounting to 51.73%). See Note 25.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: REGULATORY FRAMEWORK

As of the issuance of these condensed interim consolidated financial statements, there are no meaningful changes regarding the situation disclosed by the Company as of December 31, 2017 except for the following:

2.1.     Electricity Distribution

2.1.1  Tariff situation

On January 31, 2018, the ENRE issued Resolution No. 33/18, whereby it approves the CPD values relating to the August 2017-January 2018 period, the values of the monthly installment to be applied in accordance with the provisions of ENRE Resolution No. 329/17, and the electricity rate schedule applicable to consumption recorded since February 1, 2018. Additionally, it is informed that the average electricity rate value amounts to $2.4627/kwh.

At the date of issuance of these condensed interim financial statements, the amount accrued for the monthly installment to be applied in accordance with the provisions of ENRE Resolution No. 329/17 amounts to $ 1.23 billion, which is included in the “Revenue” line item.

Furthermore, on July 31, 2018, the ENRE issued Resolution No. 208/18, whereby it approves, as from August 1, 2018, the CPD relating to the February-August 2018 period, to be applied in two stages: 50% as from August 1, 2018, and 50% in six (6) monthly and consecutive installments as from February 1, 2019.

Moreover, the above-mentioned resolution sets the system of caps for the social tariff as well as the values that Edenor shall apply to determine and credit discount amounts onto the power bills of the consumers affected by deficiencies in the quality of the technical product and/or the quality of the technical and commercial service as from the first control day of the September 2018-February 2019 six-month period. Additionally, it is informed that the average electricity rate value amounts to $2.9871/kwh.

As of September 30, 2018, as indicated in the preceding paragraphs, income not recognized by Edenor due to the deferral of 50% of the CPD’s increase amounts approximately to $349 million; and, as a consequence of the application of the methodology of caps for the social tariff, the Company is no longer recording income for an estimated amount of $ 615 million.

2.1.2  Framework Agreement

During the month of July 2018 Edenor sent notes to the SE requesting the ratification of the criterion based on which the Company informs CAMMESA of both the purchase of energy for Shantytowns, until the new Framework Agreement is signed, and the receivable amounts generated in favor of Edenor by the energy supplied to the Shantytowns of the Framework Agreement since the expiration thereof; and the adoption of measures aimed at making progress in the discussion of and agreements on both the terms and conditions of a new Framework Agreement and the settlement of the receivables generated in favor of Edenor.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

As of September 30, 2018, revenue from energy sales not recognized for this concept, since the expiration date of the Framework Agreement -September 30, 2017- amounts to $ 609 million.

Furthermore, on July 20, 2018, Edenor received a payment of $ 110 million from the Province of Buenos Aires relating to the September 2014-August 2017 period.

2.1.3  Penalties

On April 23, 2018, the ENRE issued Resolution No. 118/18 pursuant to which Edenor is instructed to calculate and pay a compensation to small-demand residential customers (T1R Consumers) for each interruption higher than or equal to 20 hours suffered during the periods indicated in Section 1 of said Resolution. In the ENRE’s opinion there have occurred extraordinary service provision interruptions/problems covered by item 3.3 of Sub-appendix 4 to the Concession Agreement, i.e. the daily sum of customers whose electricity supply was interrupted exceeded 70,000 daily consumers for five consecutive days. The impacts of these compensation amounts were quantified by Edenor in $ 87 million and recognized as of September 30, 2018. The effects of the next six-month control periods were also estimated, totaling an amount of $ 127 million as of September 30, 2018. This resolution has been duly challenged by the Company, but the regulatory authority’s decision is still pending.

Furthermore, on May 31, 2018, by ENRE Resolution No. 170/18, the penalty system for deviations from the Annual and Five-year Investment Plan is approved. The amounts resulting from the application of these penalties, which as of September 30, 2018 were estimated at $ 105 million, will be allocated to the consumers.

On July 17, 2018, the ENRE, by Resolution No. 198/18, provides that, as from September 2018, Edenor will be required to assess service provision interruptions affecting consumers that belong to the same feeder, and whether said consumers and their feeders exceed the limits set when comparing them with the international indicators (SAIDI and SAIFI) admitted in Resolution 63/17 of the district to which they belong. Edenor has filed a direct appeal to the Appellate Court, which, at the date of these financial statements, is pending resolution.

2.1.4  Adjustment Agreement

In relation to the effects generated by the non-compliance with the Adjustment Agreement (Note 2 to the Financial Statements as of December 31, 2017), on July 30, 2018, the MINEM agreed to implement the necessary administrative actions to regularize the pending obligations of the Transition Period.

On September 15, 2018, the SE, by Note 2018-45662399, extended the term for the regularization of the pending obligations in relation to the Agreement on the Renegotiation of the Concession Agreement (“the Adjustment Agreement”) signed until the electricity rate schedules resulting from the RTI come into effect.

Furthermore, on September 28, 2018, the Electric Power Undersecretariat requested that Edenor update the information duly submitted by virtue of the regularization process of the mutual obligations that arose during the Transition Period.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

2.2.     Gas Transportation

2.2.1 Natural Gas Transportation

On March 27, 2018, the PEN passed Executive Order No. 250/2018 ratifying the Comprehensive Memorandum of Understanding executed on March 30, 2017 between TGS and the National Government, which had been timely approved by the different intervening government agencies and the National Congress. This Executive Order provides for the termination of the RTI process and the Transitory Agreement also executed between TGS and the National Government on March 30, 2017, which marks the conclusion, after 17 years, of the License renegotiation after 17 years of discussions.

As a result: (i) TGS received the last installment of the tariff increase provided for by Resolution No. 4,362/17; and (ii) TGS and its shareholders waived all administrative and/or judicial claims brought against the National Government, including the Arbitration Proceeding initiated before the ICSID.

In this sense, and in line with the public hearing held on February 20, 2018, on March 27, 2018, ENARGAS Resolution No. 310/18 granted a 50% increase in the natural gas transportation utility and the Access and Use Charge tariffs. It should be pointed out that this increase includes the last stage of the whole tariff increase granted under Resolution No. 4,362/17 for 214.2% and 37% on the natural gas transportation utility and the Access and Use Charge, respectively, pursuant to MEyM Resolution No. 74/2017, which provided for its application in three stages.

On May 4, 2018, ENARGAS notified TGS of Note No. 4103 pursuant to which the 2016 Investment Plan committed by TGS under the transitory agreement entered into on February 24, 2016 is deemed completed.

In view of the full performance of such investment plan and the conclusion of the RTI process, TGS is subject to no regulatory limitations preventing the payment of dividends as stipulated in the 2016 Transitory Agreement.

Six-Monthly Tariff Increase

At the public hearing held on September 4, 2018, TGS requested an approximate 30% tariff increase based on the variation in the Wholesale Domestic Price Index (“IPIM”) recorded for the February - August 2018 period; in this respect, on September 27, 2018 ENARGAS issued Resolution No. 265/2018 granting a 19.7% tariff increase effective as from October 1, 2018.

This increase was determined by ENARGAS based on the simple average of the IPIM and the Construction Cost Index for the February - August 2018 period, and the Salary Valuation Index for the December 2017 - June 2018 period.

It is worth highlighting that ENARGAS’ tariff increase determination was supported by Resolution No. 4,362 which, among other issues, provided that under certain macroeconomic conditions and circumstances, such as the significant devaluation which took place in April 2018, this entity may use other indexes different from the IPIM to determine tariff increases. As of the issuance of these consolidated condensed interim financial statements, TGS is evaluating the actions it will take to be compensated for the loss resulting from the lower tariff increase.

This increase is granted under the six-monthly tariff update of the natural gas transportation service pursuant to the provisions of the RTI process.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

2.2.2 Non-Regulated Activity

Domestic market

On March 27, 2018, the Secretariat of Hydrocarbon Resources issued Resolution No. 5/2018 providing for an increase, effective as from April 1, 2018, in the price of the products supplied under the Household Gas Bottles’ Program created by Executive Order No. 470/15, to $ 5,416/ton and $ 5,502/ton for butane and propane, respectively. Besides, the compensation paid by the National Government remained at $ 550/ton.

As of September 30, 2018, the National Government owes TGS $ 233 million under these items.

External market

On September 3, 2018, the PEN issued Executive Order No. 793/2018, which sets a 12% export duty on exported amounts of propane, butane and natural gasoline, effective between September 4, 2018 and December 31, 2020. This withholding has a $4 cap for each U.S. dollar of the taxable base or the official FOB price.

2.2.3 Arbitration claim

With regard to the Arbitration Claim informed in Note 2.6.3. to the consolidated financial statements as of December 31, 2017, on April 20, 2018, TGS was notified by the International Court of Arbitration (“ICC”) that on

April 18, 2018, such Court received the Draft Award submitted by the Arbitration Court, which was finally approved on May 4, 2018.

On May 28, 2018, the ICC issued the final award, which partially upheld the allegations of the complaint and resolved that TGS should pay to Pan American Energy LLC Argentina branch and Pan American Sur S.A. a compensation in the amount of US$21.3 million, including interest, which was paid on June 14, 2018.

2.2.4 Contractual Commitments - Vaca Muerta Project

On April 3, 2018, TGS; the Subsecretariat of Energy, Mining and Hydrocarbons of the Province of Neuquén, and Petróleo de Neuquén S.A., executed a memorandum of understanding granting TGS a concession for the construction and operation of a gas collector pipeline crossing different fields in the Vaca Muerta formation. Additionally, TGS will construct and operate a gas conditioning plant.

The collector pipeline, which will connect the Rincón La Ceniza field with the main gas pipeline system, will have a transportation capacity of 37 million MMm3/day and a 92 km extension. The conditioning plant, which will adapt the quality of natural gas before its entry into the main gas pipeline system, will have an initial capacity of 5 MM m3/day. For the first stage of the project, an investment of US$ 250 million is estimated and will be executed in the remainder of the year 2018 and part of the year 2019.

Later, on June 7, 2018, TGS executed a supplementary memorandum of understanding with the above-mentioned bodies of the Province of Neuquén. This memorandum of understanding, which was ratified by Order No. 836/18 issued by the Province of Neuquén’s Executive Branch, approves the extension of the transportation concession, which will allow TGS to construct and operate a second tranche of the above-mentioned collector gas pipeline (the “South Tranche”).

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

The South Tranche will extend from the progressive Km 32.5 of the North Tranche of the transportation concession to the progressive Km 41 of the El Mangrullo-Aguada La Arena Pipeline requiring an investment of US $ 41 million and will allow transporting up to 25 million MMm3/d, and it will have an extension of 33 km. The habilitation of the work is scheduled for April 2019

2.3.     Transmission

On February 15, 2018, the ENRE issued Resolutions No. 37/18 and 38/18, as amended by Resolutions No. 99/18 and No. 100/18 dated April 5, 2018, setting new tariff schemes effective as from February 2018, the resulting annual regulated revenues amounting to $ 4,388 million and $ 1,979 million for Transener and Transba, respectively.

Besides, during fiscal year 2017, Transener and Transba requested the recognition of damages on account of breaches by the National Government regarding the following: (i) the failure to recognize receivables on account of cost variations in the provision of the high-voltage electric power transmission and regional distribution in the Province of Buenos Aires based on the actual cost variations under the Transition Tariff Regime; and (ii) the failure to determine the reasonable profitability that should result from the RTI, both items for the May 2013-January 2017 period. Notwithstanding the foregoing, claims submitted by Transener and Transba regarding the capital base valuation on which the profitability fixed by ENRE Resolution No. 553/16 applies and other issues that have not been resolved favorably will continue being heard before the SEE under the appeal brought subsidiarily to the Motions for Reconsideration.

On July 3, 2018, the ENRE informed the launch of the proceeding for the determination of the remuneration to independent transmission system operators in the exploitation stage, including: TIBA (Transba) and the Fourth Line (Transener). On October 8, 2018, the information on costs, investments and tariff claims corresponding to the Fourth Line and TIBA were submitted to the ENRE.

In this respect, on August 9, 2018 Transener and Transba requested the ENRE a thirty-day extension for the presentation of information on the Fourth Line and TIBA, which request was granted by the ENRE.

On October 8, 2018, the information on costs, investments and tariff claims corresponding to the Fourth Line and TIBA were submitted to the ENRE.

As of the issuance of these financial statements, the ENRE has still not issued the resolutions corresponding to the six-monthly update for Transener’s remuneration, which, according to the mechanism established in the RTI process, should be applicable as from the month of August 2018 inclusive.

On October 17, 2018, Transener, through the Association of Electric Power Transmission Companies of the Republic of Argentina, submitted a note to the ENRE claiming the above-mentioned tariff update.

2.4.     Oil and gas

2.4.1.     Program for the Encouragement of Investments in the Development of Unconventional Natural Gas Production

The Company has requested its inclusion in the program, and is currently conducting all necessary procedures for the registration of certain hydrocarbon production blocks in the program.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

2.4.2          Acquisition of Natural Gas for Generation

MINEM Resolution No. 46/18 instructed the SGE to take the necessary actions so that CAMMESA may implement the competitive mechanisms necessary to guarantee the availability of the gas volumes required for the generation of electricity.

Furthermore, the following new maximum PIST prices for natural gas were established for each source basin for the valuation of natural gas volumes to be destined to the generation of electricity:

•              Noroeste (NOA) basin: 3.94 US$/MMBTU

•              Neuquina (NQN) basin: 4.42 US$/MMBTU

•              Golfo San Jorge (GSJ or CHU) basin: 3.87 US$/MMBTU

•              Santa Cruz Sur (SCZ) basin: 3.70 US$/MMBTU

•              Tierra del Fuego (TDF) basin: 3.58 US$/MMBTU

In line with the above-mentioned tender scheme, MEGSA Circular Letter No. 254/18 established an online auction mechanism so that CAMMESA may acquire natural gas for supply to thermal power plants during the September-December 2018 period. The auction was only made for interruptible volumes.

2.5.     Generation

2.5.1.         Fuel Self-Supply for Thermal Power Plants

SGE Resolution No. 70/2018, published in the Public Gazette on November 6, 2018, empowers generators, co-generators and self-generators within the WEM to acquire fuels, without distinction, required for own generation. This resolution supersedes Section 8 of Resolution No. 95/2013 of the former SE, which provided that the supply of fuels for electric power generation would be centralized in CAMMESA (with exception of the generation covered by the Energía Plus regime).

The cost of generation with own fuels will be valued according to the mechanisms for the recognition of Variable Production Costs recognized by CAMMESA. However, this resolution does not provide any further details.

Furthermore, the self-supply capacity will not affect commitments undertaken by generators under WEM supply agreements executed with CAMMESA, and CAMMESA will remain in charge of the commercial management and the dispatch of fuel for generators which do not or cannot make use of such capacity.

The Company is currently analyzing the impact of this resolution and awaiting the passing of additional regulations by the SGE and/or CAMMESA.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 3: BASIS OF PREPARATION

The Argentine Securities and Exchange Commission (CNV), under Title IV: “Periodic Reporting System”- Chapter III: “Provisions applicable to the form of presentation and valuation of financial statements” - Section 1 of its Rules, has provided for the application of Technical Resolution No. 26 (TR 26) of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), as amended, which adopts International Financing Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) for certain entities covered by the public offering regime set forth by Act No. 17811, whether on account of their capital stock or corporate bonds, or because they have requested an authorization to be covered by such regime.

In turn, Section 3 of the above-mentioned CNV Rules provides that “entities under the CNV supervision may not apply the restatement in constant currency method in their financial statements.”

These Condensed Interim Financial Statements for the nine-month period ended September 30, 2018 have been prepared pursuant to the provisions of IAS 34, “Interim Financial Information”, are expressed in million pesos and were approved for their issuance by the Company’s Board of Directors on November 9, 2018. These financial statements do not include all the information that would be required for complete annual financial statements and, therefore, they should be read together with the annual financial statements as of December 31, 2017, which have been prepared under IFRS.

Based on foregoing, the Company has prepared these financial statements pursuant to the accounting framework set forth by the CNV, which is based on the application of the IFRS, especially IAS 34, with the only exception of the application of IAS 29 (which establishes the obligation to restate financial statements according to what is informed in Note 36), which is excluded from the CNV’ accounting framework.

These unaudited condensed interim financial statements for the nine-month period ended September 30, 2018 have not been audited. The Company’s management estimates they include all the necessary adjustments to state fairly the results of operations for each period. The results for the nine-month period ended September 30, 2018, does not necessarily reflect in proportion the Company’s results for the complete year.

The accounting policies have been consistently applied to all entities within the Group.

Comparative information

Balances as of December 31, 2017 and for the nine-month period ended on September 30, 2017, included in these unaudited condensed interim financial statements for comparative purposes, are derived from the financial statements at those dates. Certain reclassifications have been made to those financial statements to keep the consistency in the presentation with the amounts of the current period.

As a result of the divestments mentioned in Note 1.3, the Company has classified certain assets from Refining and Distribution and Oil and Gas segments as held for sale, classifying their results and cash flows as discontinued operations.

Additionally, with the purpose of improving the quality of the revised internal information for decision-making and resource allocation processes, the Company has assigned to each business segment the expenses of the centralized structure and the financial results associated with the management of the net financial debt and the income tax considered in the Holding and Others segment.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 3: (Continuation)

In this respect, as a result of the restatement of financial information described in Note 33, said comparative balances may vary in future financial statements to be issued by the Company as from December 31, 2018

NOTE 4: ACCOUNTING POLICIES

The accounting policies applied in these unaudited condensed interim financial statements are consistent with those used in the financial statements for the last fiscal year prepared under IFRSs, which ended on December 31, 2017.

4.1 New accounting standards, amendments and interpretations issued by the IASB adopted by the Company

The Company has applied the following standards and / or amendments for the first time as of January 1, 2018:

- IFRS 15 "Revenue from contracts with customers" (issued in May 2014 and amended in September 2015)

- IFRS 9 "Financial instruments" (amended in July 2014)

- IFRS 2 "Share based payments" (amended June 2016)

- IFRIC 22 "Foreign currency transactions and advance consideration" (issued in December 2016)

- Annual improvements to IFRS Standards - Cycle 2014-2016 (issued in December 2016)

The impact of the initial application of IFRS 9 and IFRS 15 is disclosed below, either the impact on the results of operations and the financial position of the Company, or the impact on the accounting policies applicable as from January 1, 2018.

The application of the rest of the standards, modifications or interpretations did not have any impact on the results of the operations or the financial position of the Company.

4.1.1 Impacts of adoption

4.1.1.1 IFRS 15

The Company opted to apply IFRS 15 retrospectively as from of January 1, 2018, only in relation to contracts that were not completed at the date of initial application, recognizing, when applicable, the cumulative effect of the application as an adjustment to the opening balance of retained earnings.

The management has assessed the effects of the application of IFRS 15, in relation to the contracts not completed as of January 1, 2018 and has not identified differences related to the identification of performance obligations, nor the methodology for allocating prices to those obligations, that could affect the amount or timing of revenue recognition and, as a consequence, the Company did not recognize any adjustment to the opening balance of retained earnings. Finally, no contract assets or contract liabilities to be separately presented in accordance with IFRS 15, have been identified.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

4.1.1.2 IFRS 9

The Company applied IFRS 9 amended retrospectively as from January 1, 2018, with the practical expedient permitted under the standard, without restating comparative periods.

The Company has reviewed its financial assets measured and classified at fair value through profit and loss or at amortized cost and has concluded that satisfy conditions to maintain the classification. As a result, the initial adoption did not affect the classification and measurement of financial assets of the Company.

On the other hand, regarding the new hedge accounting model, the Company has not opted for the designation of any hedge relationship at IFRS 9 amended initial adoption date and, consequently, the initial adoption did not have any impact on the results of operations or the financial position of the Company.

Finally, in relation to the change in the impairment methodology for financial assets based on expected credit losses, the Company applied the simplified approach of IFRS 9 for trade receivables and for other receivables with similar risk characteristics. To measure the expected credit losses, receivables are grouped by business segment, and based on shared credit risk characteristics and the days past due.

The expected credit loss as of January 1, 2018 was determined based on the following credit loss rates calculated for days past due:

Rates	Undue	30 days	60 days	90 days	120 days	150 days	180 days	+180 days
Distribution of energy	8%	8%	12%	19%	26%	59%	-	-
Rest of business segments	0.32%	0.93%	8.11%	19.61%	35.69%	45.63%	59.00%	63.01%

The loss allowance for trade receivables adjustment as of January 1, 2018 for the application of the expected credit losses methodology to the loss allowance as of December 31, 2017is as follows:

Initial Adjustment
Loss allowance for trade receivables calculated under IAS 39 as of 12/31/2017	557
Adjustment to the opening balance of retained earnings	118
Loss allowance for trade receivables calculated under IFRS 9 as of 01/01/2018	675

The loss allowance for trade receivables increased by $ 837 million, to $ 1.394 million during the nine-month period ended September 30, 2018.

Trade receivables are written off when there is no reasonable expectation of recovery. The Company believes that the following are indicators of non-compliance: i) insolvency, bankruptcy or initiation of judicial demands; ii) insolvency state implying a high degree of uncollectivity and iii) more than 90 days past due balances.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

The loss allowance for other receivables adjustment as of January 1, 2018 for the application of the expected credit losses methodology to the loss allowance as of December 31, 2017is as follows:

Initial Adjustment
Loss allowance for other receivables calculated under IAS 39 as of 12/31/2017	173
Adjustment to the opening balance of retained earnings	(26)
Loss allowance for other receivables calculated under IFRS 9 as of 01/01/2018	147

The loss allowance for other receivables increased by $ 214 million, to $ 373 million during the nine-month period ended September 30, 2018.

The detailed adjustments to the opening balance in equity as a result of the application of IFRS 9, are disclosed net of tax effect for a total amount of $ 67 million, with counterpart in retained earnings of $ 37 million and in non-controlling interest of $ 30 million.

Finally, although cash, cash equivalents and financial assets are also subject to the impairment requirements of IFRS 9, the identified impairment loss is immaterial.

4.1.2 Impact on accounting policies

4.1.2.1 IFRS 15 – Revenue from contracts with customers

Generation segment

(i) Revenues from SPOT market sales (SEE Resolution No. 19-E/17)

The Company recognizes revenues from i) power availability on a monthly basis as the different power stations are available to generate and ii) energy generated when the delivery of energy is effective, based on the price specified in the applicable Resolution depending on the technology of each plant, including the additional remuneration, if applicable. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 45 days.

(ii) Revenues from contracts with CAMMESA (SE Resolution No. 220/07, SEE Resolution No. 21/16, SEE Resolution No. 420/17 and Renovar Programs)

The Company recognizes revenues from supply contracts with CAMMESA for i) power availability on a monthly basis, as the different power plants are available to generate and ii) energy generated when the delivery of energy is effective, based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 45 days.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

(iii) Revenues from contracts within the MAT (energy plus Resolution SE No. 1281/06 and renewable energy Resolution MEyM No. 281/17)

The Company recognizes revenues from energy plus sales when the delivery of energy is effective based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales are made with an average credit term of 30 days, which is consistent with market practice.

Distribution of energy segment

(i) Revenues from contracts with customers (ENRE Resolution No. 63/17 and amendments Resolutions No. 81/17, 82/17, 92/17 and Note No. 124,898 and ENRE Resolution No. 603/17)

The Company recognizes, on a monthly basis, revenues from electricity distribution and commercialization as energy is distributed to each client based on the applicable tariff and procedures established by the ENRE. Such revenue includes energy delivered, whether billed or unbilled, at the end of each period. Revenues are not adjusted for the effect of financing components as sales’ payments are not deferred over time, which is consistent with market practice.

The current remuneration scheme establishes certain limits to the increase in the Value Added Distribution (VAD) resulting from the tariff structure review process, as well as a mechanism for monitoring the variation of Own Distribution Costs (CPD), which implies an increase in the compensation scheme for certain cases; the Company recognizes related revenues only to the extent that it is highly probable that a significant reversal will not occur and it is probable that the consideration will be collected regardless the period in which the energy is distributed.

The Company recognizes revenues related to energy supply to low-income areas and shantytowns, only to the extent that the Framework Agreement with Argentine Nation and Province of Buenos Aires has been renewed for the period in which the service was rendered.

(ii) Other revenues from contracts with customers

The Company recognizes other revenues from contracts with customers in relation to connection and reconnection services, rights of use on poles and transport of energy to other distribution companies on a monthly basis as services are rendered based on the price established in each contract. Revenues are not adjusted for the effect of financing components as sales’ payments are not deferred over time, which is consistent with market practice.

Oil and gas segment

(i) Revenues from contracts with customers

The Company recognizes revenues from the sale of gas when control of the product is transferred, that is, at the output of each area, when the gas is delivered to the carrier and to the extent there is no unfulfilled obligation that could affect the acceptance of the product by the client. In all cases the transport of the gas is in charge of the client. Revenues from these sales are recognized based on the price by product specified in each contract or agreement to the extent that it is highly probable that a significant reversal will not occur.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

Revenues are not adjusted for the effect of financing components as sales are made with a credit term not exceeding 45 days, which is consistent with market practice.

(ii) Income from Surplus Gas Injection (Natural Gas Surplus Injection Promotion Program - Resolution No. 1/13 and Natural Gas Surplus Injection Promotion Program for Companies with Reduced Injection Resolution No. 60/13 and Modifications Resolutions N ° 22/14 and N ° 139/14 and Program for the Encouragement of Investments in Development of Unconventional Natural Gas Production - MEyM Resolution N ° 46-E / 17 and amendments MEYM Resolution N ° 419/17, MEyM Resolution N ° 447-E / 17 and MEyM Resolution N ° 12E / 18)

The Company recognizes revenues from surplus gas injection when the delivery of the gas is effective based on the price established in the applicable regulation, only to the extent that it is highly probable that a significant reversal will not occur and it is probable that the consideration will be collected, that is, as the procedure established by Government is formally complied with. Although, the consideration Programs´ collection depends on the Argentine Government’s payment capacity that has incurred in important delays in the cancellation of the credits in the past, revenues are not adjusted for the effect of financing components, which is consistent with market practice.

Petrochemical segment

The Company recognizes revenues from the sale of petrochemical products, whether in local or foreign market, when the control of the product is transferred, that is, when the products are delivered to the client and there is no unfulfilled obligation that could affect the acceptance of the product by the client. The delivery, as established in each contract, is occurs:

(a) when the products are dispatched and transported by and in charge of the client, or,

(b) when the products have been dispatched by the Company to a specific location, the obsolescence risks and loss have been transferred to the client, and the client has accepted the products according to the sale contract, the acceptance provisions have expired, or when the Company has objective evidence that all acceptance criteria have been met.

Revenues from these sales are recognized based on the price specified in each contract, to the extent that it is highly probable that a significant reversal will not occur. Revenues are not adjusted for the effect of financing components as sales are made with a credit term not exceeding 90 days, which is consistent with market practice.

Holding and others segment

The Company recognizes revenues from contracts with customers in relation to advisory services to related companies as services are rendered based on the price established in each agreement. Revenues are not adjusted for the effect of financing components, as sales are made with a credit term of 30 days, which is consistent with market practice.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

4.1.2.2 IFRS 9 – Impairment for trade receivables and other receivables

The Company applies the simplified approach permitted by IFRS 9 for trade receivables and for other credits with similar risk characteristics, regardless the existence objective evidence of impairment.

4.1.3 Impact on critical accounting estimates and judgments

4.1.3.1 IFRS 9 - Impairment for trade receivables and other receivables

The recognition of loss allowances for trade receivables and other receivables with similar risk characteristics, is based on the Company's best estimate of the default risk and the calculation of expected credit loss ratios, based on the historical information of the behavior of the Company's clients, current market conditions and forward-looking estimates at the end of each reporting period.

4.2 New accounting standards and amendments issued by the IASB which have not been adopted by the Company

-

IAS 19 "Employee benefits": amended in February 2018, establishes changes for measurement of past services costs and net interest in case of post-employment defined benefit plans amendments, curtailments or settlements. It is applicable to plan amendments, curtailments or settlements occurring on or after 1 January 2019.

-

Conceptual Framework: the IASB issued a revised conceptual framework for financial reporting that will replace the current framework. However, the framework is not a standard, nor does it replace any existing standard. The set of concepts of the revised conceptual framework is effective immediately for the IASB and Interpretations Committee. It is effective for annual periods beginning on or after January 1, 2020 for companies with financial statements under IFRS that use the conceptual framework to develop accounting policies when no IFRS Standard applies to a particular transaction.

NOTE 5: CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of these unaudited consolidated condensed interim financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, and income and expenses.

Mentioned estimates and judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these unaudited condensed interim financial statements.

In the preparation of these unaudited condensed interim financial statements, management judgements on applying the Company’s accounting policies and sources of information used for the respective estimates are the same as those applied in the Financial Statements for the year ended December 31, 2017, except for the impact resulting from the initial application of IFRS 9 and IFRS 15 previously detailed in Note 4.1.1.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 6: FINANCIAL RISK MANAGEMENT

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies since last year.

On March 28, 2018, the Company executed treasury lock agreements for US$ 250 million to hedge the risk of an increase in the debt ratio for future refinancings and/or new planned investments. The management has opted for the designation of this relationship as a cash flow hedge and, consequently, has accumulated US$ 578,000 losses under Other comprehensive income for the actual hedging of contracts. Additionally, during this period, contracts for US$ 200 million were closed, generating a US$ 1.7 million profit as of September 30, 2018.

Additionally, on April 12, 2018, Edenor entered into a hedge operation with the purpose of fixing the financial cost subject to a variable rate of interest amounts that Edenor must pay basis for the October 2018-October 2020 period, corresponding the loan granted with ICBC:

Interest Rate and Exchange Risk Rate

As of September 30, 2018, excluding CAMMESA’s regulatory liabilities, approximately 90% of the Company’s consolidated financial debt consisted mainly of long-term, US$-denominated borrowings in the international capital market, 95% of which was subject to a fixed rate, the variable-rate balance being partially hedged through interest rate hedge agreements. The peso-denominated debt, excluding CAMMESA’s regulatory liabilities, represents approximately 2% of the total debt.

Between March and September 2018, due to a combination of external and domestic factors in the macroeconomic context, the U.S. exchange rate increased by 105%, from $ 20.15 to $ 41.25.

In a context where the global economy is under severe strain, exhibiting a higher risk aversion and a generalized increase in the financial pressure on emerging countries, countries in greater need of external financing, such as Argentina, were the most adversely affected.

In the case of Argentina, the fiscal adjustment and changes necessary to attain economic recovery did not occur fast enough to guarantee the sustainability of medium- and long-term debt levels, which resulted in decreased access to external credit markets for the country, and heightened tension in the domestic exchange market. In June, the Government entered into a three-year stand-by arrangement with the IMF amounting to US$50 billion, conditional upon the meeting of rigorous fiscal and monetary targets. However, the exchange volatility persisted until the end of September, with the exchange rate reaching a peak of $ 41.25, which forced the BCRA to increase and establish a 40% reference rate and to deepen monetary contraction policies through interventions in the LEBAC’s secondary market and an increase in minimum reserve requirements.

On September 26, an extension of the IMF arrangement to US$ 57 billion, with an accelerated disbursement schedule, was announced. Compared with the previous loan, available resources increased by US$ 19 billion through the end of next year, and funds available under the program will no longer be treated as precautionary and will be available for use as budget support. With this new announcement and under the new BCRA’s management, a more restrictive monetary policy was instrumented with the resulting increase in the domestic market’s interest rates and a decrease in the system’s liquidity.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 6: (Continuation)

During the third quarter the Company had debt maturities totaling approximately US$ 120 million, which were refinanced through financial loans and pre-export finance facilities with different local banks maturing in 2019.

Taking into consideration that the Company has a net liability position in U.S. dollars, as of September 30, 2018, the Company recorded net foreign exchange losses in the amount of $ 31,210 million. However, considering that the collection of almost all peso-denominated income is indexed to the U.S. dollar and that most debt is denominated in U.S. dollars and has long-term maturities, the impact of the recent financial turmoil on the exchange rate for the future cancellation of indebtedness is estimated to be limited.

NOTE 7: SEGMENT INFORMATION

The Company is an integrated energy company in Argentina, which participates in the various segments of the electricity sector, in the exploration and production of gas and oil, in petrochemicals and in the refining and distribution of fuels.

Through its own activities, subsidiaries and holdings in joint ventures and affiliates, and based on the business nature, customer portfolio and risks involved, we were able to identify the following business segments:

Electricity Generation, consisting of the Company’s direct and indirect interests in CPB, HINISA, HIDISA, Greenwind, PEFMSA, PEA, TMB, TJSM and through its own electricity generation activities through Central Térmica Güemes, Loma de la Lata, Genelba, Piquirenda, Parque Pilar, Ingeniero White and EcoEnergía, the Pichi Picún Leufú hydroelectric complex.

Electricity Distribution, consisting of the Company’s indirect interest in Edenor.

Oil and Gas, consisting of the Company’s own interests in oil and gas areas and through its direct interest in PEPASA, PELSA and PACOSA and investments in Oldelval and OCP associates As of September 30, 2018 and 2017, the Company has classified the results of the divestment mentioned in Note 1.3.1 as discontinued operations.

Refining and Distribution, consisting of the Company’s own operations in the refinery at Bahía Blanca and the service station network, the equity interest in Refinor associate and the commercialization of the oil produced in Argentina, which is transferred at market prices from the Oil and Gas segment. As of September 30, 2018 and 2017, the Company has classified the results of the divestment mentioned in Note 1.3.2 as discontinued operations. The Dock Sud Terminal reception, storage and dispatch services for light fuels and base lubricants, which as from the closing of the transaction are targeted at first-class customers, are disclosed under Continuing operations.

Petrochemicals, comprising of the Company’s own styrenics operations and the catalytic reformer plant operations conducted in Argentine plants.

Holding and Other Business, consisting of financial investment transactions, holding activities, interests in joint businesses CITELEC and CIESA and their respective subsidiaries, which hold the concession over the high voltage electricity transmission nationwide and over gas transportation in the South of the country, respectively.

The Company manages its operating segments based on their individual net results and, with the purpose of improving the quality of the revised internal information for decision-making and resource allocation processes, it has assigned to each business segment the expenses of the centralized structure and the financial results associated with the management of the net financial debt and the income tax considered in the Holding and Others segment.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of September 30, 2018	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Revenue	12,127	34,727	11,021	-	7,413	740	-	66,028
Intersegment sales	39	-	531	-	-	-	(570)	-
Cost of sales	(4,192)	(24,644)	(5,862)	-	(6,552)	(2)	559	(40,693)
Gross profit (loss)	7,974	10,083	5,690	-	861	738	(11)	25,335

Selling expenses	(34)	(2,609)	(421)	(55)	(326)	(1)	-	(3,446)
Administrative expenses	(706)	(1,403)	(1,049)	-	(407)	(549)	-	(4,114)
Exploration expenses	-	-	(10)	-	-	-	-	(10)
Other operating income	110	199	3,692	137	141	101	-	4,380
Other operating expenses	(112)	(871)	(2,750)	-	(422)	(160)	19	(4,296)
Share of profit (loss) from joint ventures and associates	(1,005)	-	127	(81)	-	1,484	-	525
Operating profit (loss)	6,227	5,399	5,279	1	(153)	1,613	8	18,374

Financial income	1,005	358	171	-	38	271	(8)	1,835
Financial expenses	(1,724)	(1,950)	(1,693)	-	(337)	(121)	8	(5,817)
Other financial results	(11,887)	(717)	(18,780)	31	(1,706)	4,752	-	(28,307)
Financial results, net	(12,606)	(2,309)	(20,302)	31	(2,005)	4,902	-	(32,289)
(Loss) profit before income tax	(6,379)	3,090	(15,023)	32	(2,158)	6,515	8	(13,915)

Income tax	1,527	(960)	4,438	(32)	618	(70)	-	5,521
(Loss) profit for the period from continuing operations	(4,852)	2,130	(10,585)	-	(1,540)	6,445	8	(8,394)

Profit (loss) for the period from discontinued operations	-	-	2,148	914	-	-	(16)	3,046
(Loss) profit for the period	(4,852)	2,130	(8,437)	914	(1,540)	6,445	(8)	(5,348)

Depreciation and amortization	753	434	1,369	2	106	6	-	2,670

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of September 30, 2018	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Total (loss) profit attributable to:
Owners of the Company	(5,195)	1,101	(8,500)	914	(1,540)	6,445	(8)	(6,783)
Non - controlling interest	343	1,029	63	-	-	-	-	1,435

Consolidated statement of financial position as of september 30, 2018
Assets	30,040	41,584	38,861	3,063	6,212	25,670	(3,080)	142,350
Liabilities	35,404	38,591	59,738	1,029	5,044	2,999	(3,082)	139,723

Additional consolidated information as of september 30, 2018
Increases in property, plant and equipment	4,522	4,392	3,951	37	95	138	-	13,135

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of September 30, 2017	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Revenue	5,746	17,576	7,238	-	5,374	282	-	36,216
Intersegment sales	36	-	437	-	-	-	(473)	-
Cost of sales	(2,739)	(12,720)	(4,723)	-	(4,923)	(3)	452	(24,656)
Gross profit (loss)	3,043	4,856	2,952	-	451	279	(21)	11,560

Selling expenses	(63)	(1,460)	(344)	-	(208)	-	19	(2,056)
Administrative expenses	(522)	(1,009)	(964)	-	(268)	(456)	2	(3,217)
Exploration expenses	-	-	(37)	-	-	-	-	(37)
Other operating income	374	70	1,860	-	35	262	-	2,601
Other operating expenses	(191)	(612)	(529)	-	(122)	(257)	-	(1,711)
Share of profit (loss) from joint ventures and associates	(4)	-	28	17	-	824	-	865
Operating profit (loss)	2,637	1,845	2,966	17	(112)	652	-	8,005

Financial income	625	182	109	-	10	127	(38)	1,015
Financial expenses	(1,171)	(1,152)	(1,287)	-	(169)	(114)	38	(3,855)
Other financial results	(419)	71	(1,313)	-	(103)	493	-	(1,271)
Financial results, net	(965)	(899)	(2,491)	-	(262)	506	-	(4,111)
Profit (loss) before income tax	1,672	946	475	17	(374)	1,158	-	3,894

Income tax	39	(256)	(188)	-	75	118	-	(212)
Profit (loss) for the period from continuing operations	1,711	690	287	17	(299)	1,276	-	3,682
Profit for the period from discontinued operations	-	-	305	(54)	-	-	37	288
Profit (loss) for the period	1,711	690	592	(37)	(299)	1,276	37	3,970
Depreciation and amortization	566	320	1,574	-	93	1	-	2,554

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

Consolidated profit and loss information as of September 30, 2017	Generation	Distribution of energy	Oil and gas	Refining & Distribution	Petrochemicals	Holding and others	Eliminations	Consolidated
Total profit (loss) attributable to:
Owners of the Company	1,589	370	158	(37)	(299)	1,276	37	3,094
Non - controlling interest	122	320	434	-	-	-	-	876

Consolidated statement of financial position as of December 31,2017
Assets	22,833	26,149	22,116	5,887	3,161	29,449	(5,128)	104,467
Liabilities	7,635	24,460	10,446	3,599	2,406	40,948	(5,139)	84,355

Additional consolidated information as of December 31, 2017
Increases in property, plant and equipment	4,728	2,873	2,753	123	59	50	-	10,586

The accounting criteria used by the different subsidiaries for measuring the segments’ results, assets and liabilities are consistent with those used in the financial statements. Assets and liabilities are assigned based on the segment’s activity.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTEA 8: REVENUE

	09.30.2018	09.30.2017

Sales of energy to the Spot Market	5,998	2,975
Sales of energy by contract	6,119	2,751
Other sales	10	20
Generation subtotal	12,127	5,746

Energy sales	34,570	17,462
Right of use of poles	113	88
Connection and reconnection charges	44	26
Distribution subtotal	34,727	17,576

Oil, Gas and liquid sales	10,956	6,747
Other sales	65	491
Oil and gas subtotal	11,021	7,238

Administrative services sales	734	276
Other sales	6	6
Holding and others subtotal	740	282

Petrochemicals sales	7,413	5,374
Petrochemicals subtotal	7,413	5,374
Total revenue	66,028	36,216

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 9: COST OF SALES

	09.30.2018	09.30.2017
Inventories at the beginning of the year	2,326	3,360

Plus: Charges for the period
Purchases of inventories, energy and gas	29,154	15,338
Salaries and social security charges	3,990	3,357
Benefits to personnel	132	124
Accrual of defined benefit plans	135	131
Fees and compensation for services	2,176	1,387
Property, plant and equipment depreciations	2,461	2,424
Intangible assets amortization	29	22
Transport of energy	34	66
Consumption of materials	704	647
Penalties (1)	1,202	174
Maintenance	489	271
Canons and Royalties	1,663	935
Environmental control	81	50
Rental and insurance	300	199
Surveillance and security	127	104
Taxes, rates and contributions	98	48
Other	143	173
Subtotal	42,918	25,450

Less: Inventories at the end of the period	(4,551)	(4,154)
Total cost of sales	40,693	24,656

(1)     During the nine-month period ended September 30, 2017 includes $ 414 million of recover by penalties

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: SELLING EXPENSES

	09.30.2018	09.30.2017
Salaries and social security charges	554	440
Accrual of defined benefit plans	15	11
Fees and compensation for services	667	414
Compensation agreements	10	102
Property, plant and equipment depreciations	56	41
Taxes, rates and contributions	813	523
Communications	156	131
Penalties	219	112
Net impairment losses on financial assets (Note 4.1.1.2)	806	219
Transport	120	57
Other	30	6
Total selling expenses	3,446	2,056

NOTE 11: ADMINISTRATIVE EXPENSES

	09.30.2018	09.30.2017
Salaries and social security charges	1,723	1,285
Benefits to the personnel	109	91
Accrual of defined benefit plans	45	99
Fees and compensation for services	1,382	891
Compensation agreements	26	300
Directors' and Syndicates' fees	109	72
Property, plant and equipment depreciations	124	67
Consumption of materials	67	43
Maintenance	50	32
Transport and per diem	37	17
Rental and insurance	126	106
Surveillance and security	85	67
Taxes, rates and contributions	167	55
Communications	46	35
Institutional advertising and promotion	16	29
Other	2	28
Total administrative expenses	4,114	3,217

NOTE 12: EXPLORATION EXPENSES

	09.30.2018	09.30.2017
Geological and geophysical expenses	10	10
Decrease in unproductive wells	-	27
Total exploration expenses	10	37

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 13: OTHER OPERATING INCOME AND EXPENSES

Other operating income	Note	09.30.2018	09.30.2017
Compensation for transaction agreemnet in Ecuador	32	2,687	-
Recovery of doubtful accounts		1	80
Surplus Gas Injection Compensation		624	1,719
Commissions on municipal tax collections		45	21
Services to third parties		286	155
Profit for property, plant and equipment sale		36	-
Dividends received		23	33
Reversal of contingencies provision		6	489
Other		672	104
Total other operating income		4,380	2,601

Other operating expenses
Provision for contingencies		(502)	(357)
Decrease in property, plant and equipment		(17)	-
Allowance for uncollectible tax credits		(1)	(31)
Tax on bank transactions		(658)	(479)
Cost for services provided to third parties		(34)	(24)
Compensation agreements		-	(45)
Donations and contributions		(47)	(25)
Institutional relationships		(72)	(45)
Extraordinary Canon		(83)	(227)
Contingent consideration		-	(171)
Onerous contract (Ship or Pay)		(342)	(9)
Tax contingencies in Ecuador	32	(1,881)	-
Other		(659)	(298)
Total other operating expenses		(4,296)	(1,711)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: FINANCIAL RESULTS

Finance income	Note	09.30.2018	09.30.2017
Commercial interest		1,219	693
Financial interest		531	225
Other interest		85	97
Total finance income		1,835	1,015

Finance expenses
Commercial interest		(1,318)	(735)
Fiscal interest		(185)	(184)
Financial interest (1)		(3,907)	(2,666)
Other interest		(361)	(176)
Other financial expenses		(46)	(94)
Total financial expenses		(5,817)	(3,855)

Other financial results
Foreign currency exchange difference, net		(31,210)	(1,965)
Changes in the fair value of financial instruments		1,540	830
Discounted value measurement		(268)	(110)
Discounted value measurement - asset retirement obligation accretion		(46)	(30)
Other financial results of RSDA	37	1,629	-
Other financial results		48	4
Total other financial results		(28,307)	(1,271)

Total financial results, net		(32,289)	(4,111)

 (1) Net of $ 575 million and $ 257 million capitalized in property, plant and equipment for the nine-month periods ended September 30, 2018 and 2017, respectively.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 15: EARNING PER SHARE

a)    Basic

Basic earnings per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the period.

b)    Diluted

Diluted earnings per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earning per share equal to the basic. As of September 30, 2018 and 2017, the Company does not hold any significant potential dilutive shares, therefore there are no differences with the basic earnings per share.

	09.30.2018	09.30.2017
(Loss) earning for continuing operations attributable to the equity holders of the Company	(9,766)	2,824
Weighted average amount of outstanding shares	1,988	1,936
Basic and diluted (loss) earnings per share from continuing operations	(4.9125)	1.4587

Earning for discontinued operations attributable to the equity holders of the Company	2,983	270
Weighted average amount of outstanding shares	1,988	1,936
Basic and diluted earnings per share from discontinued operations	1.5005	0.1395

Total (loss) earning attributable to the equity holders of the Company	(6,783)	3,094
Weighted average amount of outstanding shares	1,988	1,936
Basic and diluted earnings per share	(3.4120)	1.5981

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: INVESTMENTS IN ASSOCIATES AND JOINT VENTURES

The following table presents the main activity and information from the financial statements used for valuation and percentages of participation in associates and joint ventures:

		Information about the issuer
	Main activity	Date	Share capital	Profit (loss) of the year/period	Equity	Direct and indirect participation %
Associates
Refinor	Refinery	06.30.2018	92	60	1,142	28.50%
Oldelval	Transport of hydrocarbons	09.30.2018	110	561	1,044	23.10%

Joint ventures
CIESA (1)	Investment	09.30.2018	639	1,907	3,276	50%
Citelec (2)	Investment	09.30.2018	556	1,262	2,767	50%
Greenwind	Generation	09.30.2018	5	(2,008)	(1,786)	50%

(1) The Company holds a direct and indirect interest of 50% in CIESA, a company that holds a 51% interest in the share capital of TGS. therefore, the Company has an indirect participation of 25.50% in TGS.

(2) Through a 50% interest, the company joint controls Citelec, company that controlled Transener with 52.65% of the shares and votes. As a result, the Company has an indirect participation of 26.33% in Transener.

The details of the balances of investments in associates and joint ventures is as follows:

	09.30.2018	12.31.2017
Disclosed in non-current assets
Associates
Refinor	522	602
Oldelval	308	221
Other	1	1
	831	824
Joint ventures
CIESA	4,357	4,048
Citelec	1,387	757
Greenwind	-	125
	5,744	4,930
	6,575	5,754
Disclosed in non-current liabilities
Greenwind (1)	880	-
	880	-

(1)The Company provides financial assistance to this company.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: (Continuation)

The following tables show the breakdown of the result from investments in associates and joint ventures:

	09.30.2018	09.30.2017
Associates
Oldelval	127	28
Refinor	(81)	17
	46	45

Joint ventures
CIESA	853	463
Citelec	631	361
Greenwind	(1,005)	(4)
	479	820
	525	865

The evolution of investments in associates and joint ventures is as follows:

	Note	09.30.2018	09.30.2017
At the beginning of the year		5,754	4,486
Reclassifications (1)		-	175
Dividends	29	(584)	(7)
Repurchase of shares	25	-	(2)
Share of profit		525	865
At the end of the period		5,695	5,517

(1) Corresponds to the deconsolidation for sale of the interest in Greenwind.

Investment in CIESA-TGS

Issuance of Corporate Bonds

On May 2, 2018, under the Short- and Medium-Term Corporate Bonds Program for a maximum amount of US$ 700 million approved by the CNV, TGS issued Class 2 corporate bonds for US$ 500 million at an annual 6.75% rate. Collected funds will be destined by TGS to: (i) the repurchase of Class 1 corporate bonds, (ii) the redemption of Class 1 corporate bonds; and (iii) capital expenditures.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: (Continuation)

Acquisition of own shares in TGS

In view of the fact that the TGS’ share price does not reflect either the value or the economic reality its assets currently or potentially have, this being detrimental to the interests of its shareholders, and taking into consideration TGS’ strong cash position and fund availability, on May 9, 2018, TGS’ Board of Directors approved the repurchase of own shares in the market, in Argentine pesos, for a maximum amount of $ 1,700 million.

Later, on September 6, 2018, TGS’ Board of Directors approved a program for the repurchase of own shares for a maximum amount of up to $ 1,800 million and for a term of 180 calendar days, which will terminate on March 5, 2019 inclusive. The acquisition will be made with net realized income, as shown in TGS’ Condensed Interim Financial Statements for the nine-month period ended September 30, 2018.

As of September 30, 2018, TGS holds 10,515,410 own shares in its portfolio, which represent 1.32% of its total capital stock. Their market acquisition cost amounted to $ 869 million.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: PROPERTY, PLANT AND EQUIPMENT

	Original values
Type of good	At the beginning	Translation effect	Increases	Transfers	Decreases	At the end

Land	354	-	1	-	-	355
Buildings	2,074	-	-	248	-	2,322
Equipment and machinery	12,164	2	1	2,053	-	14,220
High, medium and low voltage lines	5,945	-	-	1,029	(28)	6,946
Substations	2,278	-	-	129	-	2,407
Transforming chamber and platforms	1,383	-	-	145	(7)	1,521
Meters	1,177	-	-	101	-	1,278
Wells	6,564	-	70	1,271	(176)	7,729
Mining property	3,769	-	783	-	-	4,552
Vehicles	347	-	126	1	(2)	472
Furniture and fixtures and software equipment	517	-	108	40	(2)	663
Communication equipments	93	-	3	-	-	96
Materials and spare parts	456	-	139	(65)	(3)	527
Distribution storage center	148	-	-	-	-	148
Petrochemical industrial complex	925	-	-	25	-	950
Work in progress	10,565	-	11,669	(4,853)	-	17,381
Advances to suppliers	732	-	235	(124)	(439)	404
Other goods	12	-	-	-	-	12

Total at 09.30.2018	49,503	2	13,135	-	(657)	61,983
Total at 09.30.2017	46,590	502	10,586	(107)	(1,012)	56,559
Total at 12.31.2017						49,502

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

	Depreciation				Net book values
Type of good	At the beginning	Decreases	For the period (1)	At the end	At the end	At 12.31.2017

Land	-	-	-	-	355	354
Buildings	(249)	-	(96)	(345)	1,977	1,825
Equipment and machinery	(2,082)	-	(820)	(2,902)	11,318	10,082
High, medium and low voltage lines	(1,018)	16	(148)	(1,150)	5,796	4,927
Substations	(403)	-	(54)	(457)	1,950	1,875
Transforming chamber and platforms	(248)	2	(38)	(284)	1,237	1,135
Meters	(379)	-	(39)	(418)	860	798
Wells	(2,214)	-	(761)	(2,975)	4,754	4,350
Mining property	(1,185)	-	(393)	(1,578)	2,974	2,584
Vehicles	(175)	2	(52)	(225)	247	172
Furniture and fixtures and software equipment	(130)	1	(142)	(271)	392	387
Communication equipments	(43)	-	(3)	(46)	50	50
Materials and spare parts	-	-	(4)	(4)	523	456
Distribution storage center	(16)	-	(7)	(23)	125	132
Petrochemical industrial complex	(140)	-	(84)	(224)	726	785
Work in progress	-	-	-	-	17,381	10,565
Advances to suppliers	-	-	-	-	404	732
Other goods	(7)	-	-	(7)	5	5

Total at 09.30.2018	(8,289)	21	(2,641)	(10,909)	51,074
Total at 09.30.2017	(5,500)	(48)	(3,909)	(9,457)	47,102
Total at 12.31.2017						41,214

(1)       Includes $ 1,377 million corresponding to discontinued operations, for the nine-month period ended September 30, 2017.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

Labor costs capitalized in the book value of property, plant and equipment during the nine-month periods ended September 30, 2018 and 2017, amounted to $ 596 and $ 414 million, respectively.

Borrowing costs capitalized in the book value of property, plant and equipment during the nine-month periods ended September 30, 2018 and 2017, amounted to $ 575 and $ 257 million, respectively.

NOTE 18: INTANGIBLE ASSETS

	Original values
Type of good	At the beginning	Increase	Decrease	At the end

Concession agreements	1,047	-	-	1,047
Goodwill	688	-	-	688
Intangibles identified in acquisitions of companies	156	3	-	159
Total at 09.30.2018	1,891	3	-	1,894
Total at 09.30.2017	2,291	-	(51)	2,240
Total at 12.31.2017				1,891

	Depreciation
Type of good	At the beginning	For the period (1)	At the end

Concession agreements	(290)	(21)	(311)
Goodwill	-	-	-
Intangibles identified in acquisitions of companies	(15)	(8)	(23)
Total at 09.30.2018	(305)	(29)	(334)
Total at 09.30.2017	(277)	(54)	(331)
Total at 12.31.2017			(305)

(1)       Includes $ 32 million corresponding to discontinued operations for the nine-month period ended September 30, 2017.

	Net book values
Type of good	At the end	At 12.31.2017

Concession agreements	736	757
Goodwill	688	688
Intangibles identified in acquisitions of companies	136	141
Total at 09.30.2018	1,560
Total at 09.30.2017	1,909
Total at 12.31.2017		1,586

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 19: FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

	09.30.2018	12.31.2017
Non current
Shares	150	150
Total non current	150	150

Current
Government bonds	19,185	5,024
Shares	77	-
Investment funds	4,163	9,589
Total current	23,425	14,613

NOTE 20: FINANCIAL ASSETS AT AMORTIZED COST

	09.30.2018	12.31.2017
Current
Time deposits	345	-
Government securities	-	11
Financial Trustee - Gasoducto Sur Work	50	14
Total current	395	25

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 21: DEFERRED TAX ASSETS AND LIABILITIES AND INCOME TAX

The composition of the deferred tax assets and liabilities is as follows:

	09.30.2018	12.31.2017
Tax loss-carryforwards	6,298	1,636
Trade and other receivables	411	119
Financial assets at fair value through profit and loss	-	12
Trade and other payables	1,597	1,182
Defined benefit plans	292	260
Taxes payable	119	169
Provisions	1,660	742
Liabilities associated to assets classified as held for sale	-	367
Other	99	45
Deferred tax asset	10,476	4,532

	09.30.2018	12.31.2017
Property, plant and equipment	(2,770)	(2,321)
Intangible assets	(172)	(73)
Derivative financial instruments	(13)	-
Trade and other receivables	(826)	(675)
Financial assets at fair value through profit and loss	(104)	(49)
Borrowings	(127)	(136)
Investments in joint ventures and associates	(633)	(662)
Assets classified as held for sale	-	(841)
Other	(18)	5
Deferred tax liabilities	(4,663)	(4,752)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	09.30.2018	12.31.2017
Deferred tax asset	6,317	1,306
Deferred tax liabilities	(504)	(1,526)
Net deferred tax assets (liabilities)	5,813	(220)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 21: (Continuation)

The breakdown of income tax charge is:

	09.30.2018	09.30.2017
Current tax	1,876	1,153
Deferred tax	(7,259)	(714)
Other comprehensive income	4	(79)
Difference in the estimate of previous fiscal year income tax and the income return	(142)	(303)
Direct charges for income tax	-	155
Total (loss) gain income tax expense	(5,521)	212

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the income before taxes:

	09.30.2018	09.30.2017
(Loss) profit before tax	(13,914)	3,894
Current tax rate	30%	35%
Result at the tax rate	(4,174)	1,363
Share of profit of joint ventures and associates	(181)	(288)
Non-taxable results	(1,550)	(422)
Non-deductible cost	-	251
Non-deductible provisions	27	121
Other	(40)	(45)
Effect of tax rate change in deferred tax	290	-
Expiration of tax loss-carryforwards	-	2
Difference in the estimate of previous fiscal year income tax and the income tax statement	71	(57)
Deferred tax not previously recognized	36	(713)
Total (loss) gain income tax expense	(5,521)	212

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 22: Trade and Other receivables

	Note	09.30.2018	12.31.2017
Non Current
CAMMESA Receivable		3,490	2,868
Other		6	6
Trade receivables, net		3,496	2,874

Non Current
Tax credits		255	163
Allowance for tax credits		(11)	(14)
Related parties	29	1,621	794
Prepaid expenses		20	20
Financial credit		32	37
Guarantee deposits		1	92
Contractual receivables in Ecuador	32	-	998
Receivable for sale of property, plant and equipment		123	67
Surplus Gas Injection Compensation		4,151	-
Credit with RDSA	37	2,069	-
Other		86	11
Other receivables, net		8,347	2,168

Total non current		11,843	5,042

Current
Receivables from energy distribution sales		9,971	6,115
Receivables from MAT		1,093	436
CAMMESA		4,059	2,887
CAMMESA Receivable		504	421
Receivables from oil and gas sales		4,620	769
Receivables from refinery and distribution sales		515	958
Receivables from petrochemistry sales		2,199	924
Related parties	29	652	170
Other		212	136
Allowance for doubtful accounts		(1,394)	(557)
Trade receivables, net		22,431	12,259

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 22: (Continuation)

	Note	09.30.2018	12.31.2017
Current
Tax credits		1,534	1,290
Advances to suppliers		26	11
Advances to employees		7	25
Related parties	29	1,355	215
Prepaid expenses		126	69
Receivables for non-electrical activities		616	218
Financial credit		311	83
Guarantee deposits		1,523	1,053
Natural Gas Surplus Injection Promotion Program		1,660	2,592
Insurance to recover		68	202
Expenses to be recovered		868	371
Credits for the sale of property, plant and equipment		865	388
Other		240	528
Allowance for other receivables		(373)	(159)
Other receivables, net		8,826	6,886

Total current		31,257	19,145

The movements in the allowance for the impairment of trade receivables are as follows:

	09.30.2018	03.31.2017
At the beginning (Note 4.1.1.2)	675	429
Allowance for impairment	968	66
Decreases	(249)	(8)
Reversal of unused amounts	-	(4)
At the end of the period	1,394	483

The movements in the allowance for the impairment of other receivables are as follows:

	09.30.2018	03.31.2017
At the beginning (Note 4.1.1.2)	147	252
Allowance for impairment	265	15
Reversal of unused amounts	(28)	(96)
At the end of the period	384	171

Cancellation of compensations pending settlement under the Gas Plan

On April 3, 2018, the MEyM issued Resolution No. 97/18 approving the procedure for the cancellation of compensations pending settlement and/or payment under Gas Plan I, Gas Plan II and Gas Plan III. Beneficiary companies choosing to apply this proceeding should state their decision to opt in within a term of twenty business days, also waiving all current or future rights, actions, appeals and complaints before administrative or judicial courts regarding the obligations arising from the Programs.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 22: (Continuation)

On May 2, 2018, the Group submitted to the Ministry of Energy a sign-up form expressing its consent and acceptance of the terms and scope of such resolution. As of December 31, 2017, the balance pending collection and subject to compensation as of the date of these consolidated condensed interim financial statements amounts to $ 2,364 million. The resolution provides for an estimated compensation for the Group in the amount of US$ 148 million. The cancellation procedure established in the Resolution provides that the amounts will payable in thirty equal, consecutive installments as from January 1, 2019. As of September 30, 2018, the registered credit amounts to $ 5,170 million.

NOTE 23: INVENTORIES

	09.30.2018	12.31.2017

Materials and spare parts	2,401	1,514
Advances to suppliers	93	143
In process and finished products	1,957	640
Stock crude oil	100	29
Total	4,551	2,326

NOTE 24: CASH AND CASH EQUIVALENTS

	09.30.2018	12.31.2017
Cash	17	30
Banks	1,659	327
Investment funds	1,767	-
Time deposits	1,695	442
Total	5,138	799

NOTE 25: SHARE CAPITAL AND OTHER RESERVES

25.1 Share Capital

During the nine-month period ended september 30, 2018, the Company acquired the equivalent of 182,820,250 own shares for an amount of $ 8,227 million corresponding to the Own Shares Repurchase Program. Additionally, the Company had repurchased 5,500,000 shares corresponding to the Stock-based Compensation Plan benefiting officers and other key staff.

During the nine-month period ended September 30, 2018, the Company delivered the equivalent of 173,891 own shares as payment for the above-mentioned Stock-based Compensation Plan.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 25: (Continuation)

Furthermore, on May 21, 2018, the exchange of shares under the merger between the Company, as absorbing Company, and Petrobras Argentina S.A., Petrobras Energía Internacional S.A. and Albares Renovables Argentina S.A. was completed, with 2,775 shares remaining as portfolio shares since they were fractional or decimal shares which were paid in cash. Furthermore, on August 15, 2018, the exchange of shares under the merger between the Company, as absorbing Company, and Bodega Loma la Lata S.A., Central Térmica Güemes S.A., Central Térmica Loma de la Lata S.A., Eg3 Red S.A., Inversora Diamante S.A., Inversora Nihuiles S.A., Inversora Piedra Buena S.A., Pampa Participaciones II S.A. and Petrolera Pampa S.A., as absorbed companies, was completed, with 1,880 shares remaining as portfolio shares for the above-mentioned reason.

As of September 30, 2018, the Company held in its portfolio the equivalent of 188,151,014 own shares, which equal 9% of its capital stock.

On October 2, 2018, the Company’s Extraordinary General Meeting of Shareholders approved a capital reduction through the cancellation of 182,820,250 shares held in its portfolio, the Company’s capital stock thus increasing from $ 2,082,690,514 to $ 1,899,870,264. As of the date hereof, the Company is conducting the registration process before the applicable controlling authorities.

After this Extraordinary General Meeting of Shareholders and up to the issuance of these financial statements, the Company acquired the equivalent of 20,109,575 own shares under the Own Shares Repurchase Program.

Company Share Repurchase Program

In view of the fact that the Company’s share price does not reflect either the value or the economic reality its assets currently or potentially have, this being detrimental to the interests of the Company’s shareholders, and taking into consideration the Company’s strong cash position and fund availability, on April 27, 2018, the Company’s Board of Directors approved the repurchase of portfolio shares for up to US$ 200 million for an initial term of 120 calendar days, which term may be extended by the Board of Directors, which on June 22, 2018 was extended for an additional maximum amount of up to US$ 200 million for an initial term of 120 calendar days.

Under the program, portfolio shares may not exceed, as a whole, the limit of 10% of the capital stock, and may be purchased for a maximum price of $ 50 per common share and US$ 60 per ADR, for the program approved on April 27, 2018, and $ 62 per common share and US$ 55 per ADR for the extension approved on June 22, 2018.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 25: (Continuation)

Publicly traded shares

The Company’s shares are listed for trading on Buenos Aires Stock Exchange, forming part of the Merval Index.

Also, on August 5, 2009, the SEC authorized the Company for the registration of ADSs representing 25 common shares each. On October 9, 2009, the Company started to market its ADSs on the NYSE.

The listing of the ADSs with the NYSE is part of the Company’s strategic plan to increase its liquidity and the volume of its shares.

25.2 Other reserves

25.2.1 Acquisition of own ADRs by Edenor

In the second quarter of 2018, pursuant to the own shares repurchase program approved by its Board of Directors, Edenor acquired at the NYSE a total number of 645,891 ADRs equivalent to 12,917,820 Series B common shares for an amount of $ 728 million.

25.2.2 Acquisition of Edenor’s ADRs by the Company

In the months of July and August, 2018, the Company acquired a total number of 329,166 Edenor’s ADRs, which equal 6,583,320 million Series B common shares, at a $ 281 million acquisition cost.

Additionally, in the month of October 2018, the Company acquired 17,104 Edenor’s ADRs, which equal 342,080 million Series B common shares, at a $13 million acquisition cost.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: TRADE AND OTHER PAYABLES

Non Current		09.30.2018	12.31.2017

Customer contributions		102	80
Funding contributions for substations		40	60
Customer guarantees		125	101
Trade payables		267	241

ENRE Penalties and discounts		4,828	3,886
Loans (mutuums) with CAMMESA		2,142	1,885
Compensation agreements		-	124
Liability with FOTAE		203	190
Payment agreement with ENRE		47	73
Other		1	5
Other payables		7,221	6,163
Total non current		7,488	6,404

Current	Note	09.30.2018	12.31.2017

Suppliers		9,439	8,687
CAMMESA		12,588	7,595
Customer contributions		12	19
Discounts to customers		37	37
Funding contributions substations		16	8
Customer advances		204	205
Customer guarantees		1	1
Related parties	29	323	80
Other		5	12
Trade payables		22,625	16,644

ENRE Penalties and discounts		821	288
Related parties	29	31	12
Advances for works to be executed		14	14
Compensation agreements		978	562
Payment agreements with ENRE		65	63
Other creditors		518	205
Other		168	264
Other payables		2,595	1,408

Total current		25,220	18,052

Due to the short-term nature of the payables and other payables, their carrying amount is considered to be the same as their fair value, except non-current customer contributions.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

The fair values of non-current customer contributions as of September 30, 2018 and December 31, 2017 amount to $ 57 million and $ 57 million, respectively. The fair values are determined based on estimated discounted cash flows in accordance with a market rate for this type of transactions. This fair value is classified as level 3.

The book value of the compensation agreements approximates their fair value given the valuation characteristics.

NOTE 27: BORROWINGS

Non Current	Note	09.30.2018	12.31.2017

Financial borrowings		12,093	5,950
Corporate bonds		59,980	27,764
CAMMESA financing		4,019	3,398
Related parties	29	444	14
		76,536	37,126

Current

Financial borrowings		11,340	5,097
Corporate bonds		542	739
CAMMESA financing		100	-
Related parties	29	9	4
		11,991	5,840

(1)       As of September 30, 2018, it is net of the repurchase of Pampa Energía’s Class I Corporate Bonds maturing in 2027 for a face value of US$ 8.85 million and Edenor’s 2022 Corporate Bonds with a face value of USD 0.4 million.

As of September 30, 2018 and December 31, 2017, the fair values of the Company’s non-current borrowings (Corporate Bonds) amount approximately to $ 56,016 million and $ 30,611 million, respectively. Such values were calculated on the basis of the determined market price of the Company’s corporate notes at the end of each year (fair value level 1 and 2).

The carrying amounts of short-term borrowings approximate their fair value due to their short-term maturity.

Financial borrowings and CAMMESA financing approximate their fair value as they are subjected to a variable rate.

The other long-term borrowings were measured at amortized cost, which does not differ significantly from its fair value.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 28: PROVISIONS

	Note	09.30.2018	12.31.2017
Non Current
Provisions for contingencies		5,385	3,468
Asset retirement obligation		1,916	918
Environmental remediation		34	15
Other provisions		42	34
		7,377	4,435

Current
Provisions for contingencies		177	129
Asset retirement obligation		62	152
Environmental remediation		144	127
Onerous contract (Ship or pay)	29	94	389
Other provisions		1	1
		478	798

	09.30.2018
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	3,597	1,070	142
Increases	2,834	1,221	119
Reclasifications	(807)	(22)	22
Decreases	(60)	(106)	(105)
Reversal of unused amounts	(2)	(185)	-
At the end of the period	5,562	1,978	178

	09.30.2017
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	4,071	1,862	349
Increases	340	157	12
Reclasifications	(209)	-	-
Decreases	(812)	-	-
Reversal of unused amounts	(369)	(11)	(65)
At the end of the period	3,021	2,008	296

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: RELATED PARTIES´ TRANSACTIONS

a)    Sales of goods and services

	09.30.2018	09.30.2017
Joint ventures
Transener (1)	15	34
TGS (2)	1,006	364
Greenwind (3)	6	-
Other related parties
SACDE (3)	24	-
Refinor (4)	382	96
Oldelval (5)	4	2
	1,437	496

(1) Corresponds to advisory services in technical assistance

(2) Corresponds to advisory services in technical assistance and gas and refined products sales

(3) Correspond to the provision of advisory services that include organizational, commercial, administrative, financial and human resources management aspects.

(4) Corresponds to refined products sales.

(5) Corresponds to oil sales.

b)    Purchases of goods and services

	09.30.2018	09.30.2017
Joint ventures
Transener	(1)	(4)
TGS (1)	(380)	(147)
SACME	(47)	(33)
Other related parties
SACDE (4)	(56)	-
Origenes Vida	(11)	(10)
Refinor (2)	(781)	(266)
Oldelval (3)	(72)	(51)
	(1,348)	(511)

(1) Corresponds to natural gas transportation services.

(2) Corresponds to purchase of refined products.

(3) Corresponds to oil transportation services.

(4) Corresponds to construction services that includes execution of work and storage of materials, activated in Property, plant and equipment.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

c)     Fees for services

	09.30.2018	09.30.2017
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler	(29)	(14)
	(29)	(14)

Corresponds to fees for legal advice.

d)    Other operating expenses

	09.30.2018	09.30.2017
Other related parties
OCP (1)	(342)	(9)
Foundation (2)	(46)	(24)
	(388)	(33)

(1) Corresponds to the onerous contract (Ship or Pay).

(2) Corresponds to donations.

e)     Finance income

	09.30.2018	09.30.2017
Joint ventures
TGS	69	48
	69	48

Corresponds to finance leases.

f)     Finance expenses

	09.30.2018	09.30.2017
Other related parties
Orígenes Retiro	(13)	(5)
	(13)	(5)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

g)       Corporate Bonds transactions

Sale of Corporate Bonds

	09.30.2018	09.30.2017
Other related parties
Orígenes Retiro	-	(5)
	-	(5)

h)    Dividends received

	09.30.2018	09.30.2017
Other related parties
CIESA	544	13
Oldelval	40	7
TJSM	11	9
TMB	12	11
	607	40

i)      Payment of dividends

Other related parties	09.30.2018	09.30.2017
EMESA	(62)	(44)
APCO Oil	-	(44)
	(62)	(88)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

j)      Balances with related parties:

As of September 30, 2018	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
TGS	418	1,616	170
CIESA	-	-	621
Greenwind	4	-	535
SACME	-	5	-
Associates and other related parties:
Ultracore	-	-	22
Refinor	226	-	-
SACDE	3	-	4
Oldelval	1	-	-
Other	-	-	3
	652	1,621	1,355

As of September 30, 2018	Trade payables	Other payables	Borrowings		Provisions
	Current	Current	Non Current	Current	Current
Joint ventures:
TGS	153	-	-	-	-
SACME	-	4	-	-	-
Associates and other related parties:
Orígenes Seguro de vida	-	-	-	2	-
Orígenes Retiro	-	-	444	7	-
OCP	-	-	-	-	94
OCP Ltd	-	27	-	-	-
Refinor	166	-	-	-	-
Oldelval	4	-	-	-	-
	323	31	444	9	94

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

As of December 31, 2017	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
Transener	5	-	-
TGS	129	789	75
Greenwind	-	-	127
SACME	-	5	-
Associates and other related parties:
Ultracore	-	-	10
Refinor	10	-	-
SACDE	25	-	2
Other	1	-	1
	170	794	215

As of December 31, 2017	Trade payables	Other payables	Borrowings		Provisions
	Current	Current	Non Current	Current	Current
Joint ventures:
Transener	1	-	-	-	-
TGS	17	-	-	-	-
SACME	-	5	-	-	-
Associates and other related parties:
Orígenes Seguro de vida	-	-	-	2	-
Orígenes Retiro	-	-	14	2	-
OCP	-	-	-	-	389
Refinor	53	-	-	-	-
Oldelval	9	-	-	-	-
Other	-	7	-	-	-
	80	12	14	4	389

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 30: FINANCIAL INSTRUMENTS

The following table shows the Company’s financial assets and liabilities measured at fair value as of September 30, 2018 and December 31, 2017:

As of September 30, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	19,185	-	-	19,185
Shares	77	-	150	227
Investment funds	4,163	-	-	4,163
Cash and cash equivalents
Investment funds	1,767	-	-	1,767
Derivative financial instruments	-	36	-	36
Other receivables	367	-	-	367
Total assets	25,559	36	150	25,745

Liabilities
Derivative financial instruments	-	71	-	71
Total liabilities	-	71	-	71

As of December 31, 2017	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	5,024	-	-	5,024
Trust	-	-	150	150
Investment funds	9,589	-	-	9,589
Cash and cash equivalents
Investment funds	-	-	-	-
Derivative financial instruments	-	4	-	4
Other receivables	590	-	-	590
Total assets	15,203	4	150	15,357

Liabilities
Derivative financial instruments	-	82	-	82
Total liabilities	-	82	-	82

The techniques used for the measurement of assets at fair value through profit and loss, classified as Level 2 and 3, are detailed below:

- Derivative Financial Instruments: calculated from variations between market prices at the closing date, and the prices at the time of agreement.

- Shares: they were determined based on Income approach through the Indirect Cash Flow method (net present value of expected future cash flows) and the discount rates used were estimated taking the Weighted Average Cost of Capital (“WACC”) rate as a parameter.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: ASSETS AND LIABILITIES IN FOREIGN CURRENCY

	Type	Amount of foreign currency	Exchange rate (1)	Total 09.30.2018	Total 12.31.2017

ASSETS

NON CURRENT ASSETS
Financial instruments
Other receivables
Related parties	US$	39.3	41.150	1,616	789
Third parties	US$	141.0	41.050	5,790	1,163
Financial assets at fair value through profit and loss
Third parties	US$	0.7	41.050	28	-
Total non current assets				7,434	1,952

CURRENT ASSETS

Financial instruments
Financial assets at fair value through profit and loss
Third parties	US$	438.8	41.050	18,012	4,879
Financial assets at amortized cost
Third parties	US$	1.2	41.050	50	-
Derivative financial instruments
Third parties	US$	0.9	41.050	36	4
Trade and other receivables
Related parties	US$	31.7	41.150	1,305	189
Third parties	US$	332.6	41.050	13,652	5,825
	EUR	0.4	47.618	18	-

Cash and cash equivalents	US$	25.4	41.050	1,042	404
	EUR	0.4	47.618	18	7
Total current assets				34,133	11,308
Non Financial instruments
Non current assets classified as held for sale	US$	-	-	-	723
Total assets				41,567	13,983

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: (Continuation)

	Type	Amount of foreign currency	Exchange rate (1)	Total 09.30.2018	Total 12.31.2017

LIABILITIES

NON CURRENT LIABILITIES

Financial instruments
Trade and other payables
Third parties	US$	-	41.250	-	125
Borrowings
Related parties	US$	10.8	41.150	444	14
Third parties	US$	1,714.4	41.250	70,721	32,403

Non financial instruments
Provisions
Third parties	US$	145.6	41.250	6,006	2,927
Taxes payables
Third parties	US$	9.3	41.250	384	-
Total non current liabilities				77,555	35,469

CURRENT LIABILITIES

Financial instruments
Trade and other payables
Related parties	US$	3.8	41.150	155	40
Third parties	US$	140.1	41.250	5,781	4,651
	EUR	3.8	47.953	182	502
	CHF	-	-	-	12
	SEK	5.0	4.642	26	48
Borrowings
Third parties	US$	286.0	41.250	11,797	3,979
Derivative financial instruments
Third parties	US$	-	41.250	1	-

Non financial instruments
Salaries and social security payable
Third parties	US$	0.1	41.250	4	3
Taxes payables
Third parties	US$	7.2	41.250	297	19
Provisions
Related parties	US$	2.3	41.150	94	396
Third parties	US$	5.1	41.250	210	280
Total current liabilities				18,547	9,930
Liabilities associated to assets classified as held for sale	US$	-	-	-	1,285
Total liabilities				96,102	46,684
Net Position Liability				(54,535)	(32,701)

(1) The Exchange rates correspond to September 30, 2018 by the National Bank for U.S. dollars (U$S), euros (EUR), Swiss francs (CHF) and Swedish kroner (SEK). For balances with related parties, the Exchange rate used is the average.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 32: OPERATIONS IN ECUADOR

Within the context of the conflict between Ecuador TLC and other partners of the Block 18 Consortium (the “Petitioning Partners”) and the Republic of Ecuador, the resolution of which was submitted to International Arbitration (the “Arbitration”), on January 16, 2018 the Arbitration Court passed the Award establishing a US$ 176 million Settlement Value in favor of Ecuador TLC based on its interests in the block.

As regards the Arbitration, on March 19, 2018, the Republic of Ecuador and the Petitioning Partners entered into an agreement (the “Agreement”), pursuant to which the Petitioning Partners agree not to seek collection of the Award in consideration of the recognition of consequential damages, which for Ecuador TLC consists of: (i) a release from tax and labor claims under litigation in the amount of US$ 132 million, and (ii) additionally, the collection of US$ 54 million in three installments payable in the months of March, April and May. Additionally, the parties agreed that Ecuador TLC would be the sole beneficiary of the collection of US$ 9 million corresponding to a commitment undertaken by Petromanabí (a partner of the Block 18 Consortium but not a petitioner). The associated receivable has not been recognized in view of its contingent nature.

Furthermore, the Republic of Ecuador has acknowledged and declared in the agreement: (i) that the agreement is fully valid and binding for the Republic of Ecuador; (ii) that any default in payment under the Agreement by the Republic of Ecuador will entitle the Petitioning Partners to request the full enforcement of the Final Award; and (iii) that there are no obligations pending performance regarding the operation and exploitation of Block 18 by the Petitioning Partners.

As a result of the Agreement, the Company recognized net income in the amount of US$ 40 million as of September 30, 2018, which is made up as follows: i) US$ 133 million income as consequential damages after the write-off of the US$ 53 million receivable recoverable from the Ecuador’s Government pursuant to the stipulations of the Agreements, and ii) a US$ 93 million loss associated with the agreement to the terms of the tax claims assigned to Ecuador TLC pursuant to the Agreement.

As of May, 3, 2018, Ecuador TLC has collected the three installments and has discontinued (without this implying and admission of facts or rights) the Claims filed with Ecuador's Internal Revenues Service, and the Ecuador's Government made the applicable withholding for the purpose of canceling the totality of tax debts.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 33: NEW GENERATION PROJECTS

33.1. Inauguration of the First Wind Farm Ing. Mario Cebreiro

On May 23, 2018, before the originally estimated execution period, Greenwind inaugurated its first Wind Farm, called Ingeniero Mario Cebreiro (“PEMC”), which is also the first project of this size and using this technology to reach such milestone under the Renovar 1 Open Call for Tenders.

The PEMC project called for a total US$139 million investment, consisted of the construction and installation of 29 Vestas wind turbines, contributing 100 MW of renewable energy to the national system.

33.2. Construction of New Wind Farms

Pursuant to MEyM Resolution No. 281-E/2017 of the Renewable Energy Term Market (Mercado a Término de Energías Renovables, “MAT ER”), CAMMESA granted the Company and its subsidiaries PEA and PEFM the dispatch priority for three new projects in the Province of Buenos Aires, which production will be destined to meet the demand by large users through supply agreements between private parties.

The projects, called Pampa Energía II Wind Farm (“PEPE II”) at the Company, Pampa Energía III Wind Farm (“PEPE III”) at PEFM and Pampa Energía IV Wind Farm (“PEPE IV”) at PEA, will call for a total investment of US$ 209 million and will produce 156 MW of renewable energy.

The first two projects are already in the construction stage, and their commissioning is expected for the second quarter of 2019, whereas the third one isestimated its commission during the fourth quarter of 2019.

NOTE 34: HYDROCARBON CONSORTIA OPERATIONS

34.1. Extension of Concessions in El Mangrullo and Sierra Chata blocks:

El Mangrullo

On June 5, 2018, the Company was granted a 35-year extension at El Mangrullo block for the development of unconventional gas (shale and tight gas) under the new exploitation concession granted by the Cutral Có and Plaza Huincul Intermunicipal Autarchic Entity (“ENIM”), which was ratified by the respective provincial executive order on June 18, 2018.

El Mangrullo block is fully developed by Pampa, and the undertaken commitment consists of an investment pilot plan in the amount of US$ 205 million during the next 5 years aiming to continue developing the Mulichinco formation and exploring the potential of the Vaca Muerta formation (shale gas). Moreover, Pampa disbursed an exploitation bond and a contribution to corporate social responsibility for US$15.4 million.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

Sierra Chata

On July 10, 2018, the Company entered into a Memorandum of Understanding with the Province of Neuquén for the granting of a new 35-year concession for the exploitation of unconventional hydrocarbons at the Sierra Chata block aiming at the development of shale and tight gas in the Vaca Muerta and the Mulichinco formations, respectively. The Memorandum of Understanding entered into force on July 27, 2018 with the passing of Provincial Executive Order No. 1086/18. This will allow partners to explore and develop the Vaca Muerta formation (shale gas) and continue the exploitation of the remaining unconventional formations (tight gas).

Pampa has a 45.6% stake in the consortium and is the block’s operator. The Consortium committed to make investments in the block for an amount of US$520 million during the next 5 years (of which Pampa will contribute the amount corresponding to its stake) seeking to continue developing the Mulichinco formation and explore the potential of the Vaca Muerta formation. Moreover, the Consortium disbursed an exploitation bond and a contribution to corporate social responsibility for US$30 million.

Both projects are in line with the Company’s strategy to focus its investments on the exploration and production of natural gas, with special emphasis on the development and exploitation of unconventional gas reserves at our blocks in the Neuquina basin.

34.2. Extension of the exploratory period at the Parva Negra block

Upon the completion of the exploratory period’s investment commitment on April 4, 2018, a one-year extension was requested to conduct tests and trials on the drilled exploratory well and to evaluate its production behavior in order to define continuity in the block. This extension was granted by the Province of Neuquén until April 4, 2019, period during which the partners will decide whether or not to move on to an exploitation concession.

34.3 Final Reversal of the Senillosa Block

In the first semester of 2018, the well abandonment tasks were completed in the 12 wells as demanded by the Province of Neuquén’s Environmental Department, and proceedings for the final reversal of the block continue.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: TAX REFORM

35.1. Tax and accounting revaluation

Pursuant to Executive Orders No. 353/2018 and 613/2018 and the Resolution (AFIP) No. 4.287), the National Executive Branch the date for exercising this option has been repeatedly postponed based on the international context and the greater volatility of financial variables affecting decision-making regarding the exercise of the option. Consequently, for companies with fiscal years closing as of December 31, the term to exercise this option is extended until February 2, 2019.

35.2 Update

Act No. 27,430 sets out the following rules for the application of the income tax inflation adjustment mechanism:

(i)       a cost adjustment for goods acquired or investments made during fiscal years beginning on or after January 1, 2018, taking into consideration the variations in the IPIM to be provided by the INDEC; and

(ii)     the application of the comprehensive adjustment provided for by Title VI of the Income Tax Act when variations in the above-mentioned index exceed one hundred percent (100%) over the thirty-six (36) months preceding the closing of the fiscal period to be settled; alternatively, for the first and second fiscal year as from its effective date, this proceeding will apply in case the accumulated variation in this price index, calculated from the beginning of the first fiscal year to the closing of each fiscal year, exceeds by one-third (1/3) or two-thirds (2/3), respectively, the stated percentage.

As of the date hereof, a climate of uncertainty prevails regarding the inflation volatility and the lack of regulation on certain substantial aspects allowing for the application of the tax inflation adjustment.

Within this context of uncertainty and pending the publication of the applicable regulations, the Company has not disclosed the effects of inflation on tax results.

NOTE 36: RESTATEMENT OF FINANCIAL STATEMENTS

IAS 29 - “Financial Reporting in Hyperinflationary Economies” requires the financial statements of an entity with a functional currency of a high inflation economy to be restated in terms of the measuring unit current at the end of the reporting period, whether they are based on a historical cost or current cost approach.

To this effect, in overall terms, inflation accrued from the date of acquisition —or revaluation, if applicable— should be computed in non-monetary items. In this case, rules provide that the adjustment will be resumed as from the last adjustment date, in February 2003. These requirements also apply to the financial statements’ comparative information.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 36: (Continuation)

In order to determine whether an economy is categorized as a high inflation economy under IAS 29, the standard details several factors to be assessed, including the existence of a cumulative inflation rate over three years approaching, or exceeding, 100%. Cumulative inflation over the last three years exceeds 100% and, therefore, the Argentine economy should be considered a high inflation economy under IAS 29 as from July 1, 2018.

In turn, on July 24, 2018, the FACPCE issued a communication confirming the above statement. However, it should be taken into consideration that, as of the issuance of these financial statements, PEN Order No. 664/03, which prohibits the presentation of restated financial statements to the National Securities Commission (CNV), is still in force. Therefore, pursuant to this Executive Order and the CNV Rules described in Note 3 above, the Company’s management has not applied IAS 29 in the preparation of these financial statements.

In an inflationary period, an entity holding an excess of monetary assets over monetary liabilities loses purchasing power, and an entity with an excess of monetary liabilities over monetary assets gains purchasing power, provided such items are not subject to an adjustment mechanism.

Briefly, the restatement mechanism described in IAS 29 provides that monetary assets and liabilities will not be restated as they are stated in the unit current at the closing of the reporting period. Assets and liabilities subject to adjustments under specific agreements will be adjusted in accordance with such agreements. Non-monetary items measured at their current values at the end of the reporting period, such as the net realizable value, need not be restated. The remaining non-monetary assets and liabilities will be restated based on a general price index. Profits or losses resulting from the net monetary position will be included in the net results for the reporting period, disclosing this information under a separate item.

As of the issuance of these financial statements, considering an accumulated inflation rate of 32.4% and an average inflation rate of 16% for the nine-month period ended September 30, 2018, the Shareholders’ Equity estimated by the Company as a result of the application of the provisions of IAS 29, expressed in million pesos, would be as follows.

September 30, 2018

Owners’ contributions	28.4
Unappropriated retained earnings and reserves	11.7
Loss for the period	(2.1)
Total Shareholders’ Equity	38.0

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTA 37: CONTRACTUAL RESOLUTION OF REAL ESTATE ASSET

With the aim of concentrating in one single building Edenor’s centralized functions, and reducing rental costs and the risk of future increases, Edenor acquired from RDSA (the “seller”) a real estate asset to be constructed, for a total amount of USD 46 million -equivalent to $ 439 million at the exchange rate in effect at the time of entering into the purchase and sale agreement. To guarantee payment of liquidated damages in case of termination on account of the seller’s default, Edenor received a surety bond issued by Aseguradores de Cauciones S.A. Compañía de Seguros for up to the maximum amount of USD 46 million, plus the private banks’ Badlar rate in dollars + 2%.

The real property had to be delivered by the seller on June 1, 2018, milestone not met. Therefore, Edenor declared the seller in default, notifying the insurance company that issued the surety bond of such situation, and collected USD 502.8 thousand in fines accrued during the term of the purchase and sale agreement and duly deposited as bond by the seller for failing to meet the construction project milestones agreed upon in the agreement, amount which was recorded in the Other operating expense, net line item of the Condensed Interim Statement of Comprehensive Income.

Subsequently, upon expiration of the legal time periods set forth in the agreement, on August 27, 2018, Edenor notified RDSA of the termination of the agreement on account of its default, demanding payment of the liquidated damages: refunding of the purchase price, plus 15% interest in dollars from the purchase price payment date until the day of default, less the delay penalty amounts indicated in the preceding paragraph. Furthermore, on September 3, 2018, Edenor filed a claim against the bond with the insurance company, and subsequently provided the additional documentation and information that had been required.

As of September 30, 2018, the value of the receivable recorded by Edenor amounts to $ 2.07 billion, which does not exceed its recoverable value (Note 9). The net result generated by this transaction amounts to $ 1.629 billion before taxes (Note 14).

At the date of issuance of these condensed interim financial statements, Edenor is taking the necessary judicial and extrajudicial measures to collect the above-mentioned receivable.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated)

NOTE 38: SUBSEQUENT EVENTS

Sale of equity interest in Oldelval

On November 2, 2018, the Company agreed to sell to ExxonMobil Exploration Argentina S.R.L. shares representing 21% of the capital stock of Oldelval, the Company still keeping a 2.1% equity interest.

The sale price amounts to US$36.4 million, the closing of the transaction being subject to certain customary precedent conditions. Furthermore, even though the Company is currently performing the relevant analysis under the applicable accounting rules, the net reporting result is estimated to amount to approximately $ 700 million.

This sale is in line with the Company’s strategy to focus its investments and human resources both on the expansion of its power generation installed capacity and on the exploration and production of natural gas, placing special emphasis on the development and exploitation of unconventional gas reserves (shale and tight gas), as well as to continue investing on the development of our utility concessions.

REVIEW REPORT ON THE UNAUDITED CONSOLIDATED CONDENSED

 INTERIM FINANCIAL STATEMENTS

To the Shareholders, President and Directors of Pampa Energía S.A.

Introduction

We have reviewed the unaudited consolidated condensed interim financial statements of Pampa Energía S.A. ( “the Company”) and its subsidiaries, including the consolidate condensed  statement of financial position as of September 30, 2018 the consolidated condensed  statements of  comprehensive income, the consolidated condensed statements of changes in  equity and  cash flows for the nine and three-month period then ended and selected explanatory notes.

The balances and other information corresponding to the year 2017 and its interim periods are an integral part of these financial statements and, therefore, they should be considered in relation to those financial statements.

Board Responsibility

The Board of Directors of the Company is responsible for the preparation and presentation of these unaudited consolidated condensed interim financial statements in accordance with the accounting framework established by the National Securities Commission (CNV). As indicated in Note 3 to the accompanying financial statements, such accounting framework is based in the application of International Financial Reporting Standards (IFRS) and, in particular, of International Accounting Standard No. 34 "Interim Financial Reporting" (IAS 34). Those standards have been adopted by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), and were used for the preparation of these unaudited consolidated condensed interim financial statements, with the only exception of the application of International Accounting Standard No. 29 (IAS 29), which was excluded by the CNV from its accounting framework.

Scope of our review

Our review was limited to the application of the procedures established in the International Standard on Review Engagements 2410 "Review of interim financial information performed by the independent auditor of the entity", which was adopted as a review standard in Argentina in Technical Resolution No. 33 of the FACPCE, without modification as approved by the International Auditing and Assurance Standards Board (IAASB). A review of interim financial information consists in making inquiries to the company personnel responsible for the preparation of the information included in the unaudited consolidated condensed interim financial statements, and in the preparation ofanalytical and other review procedures. This review is substantially less in scope than an audit conducted in accordance with International Auditing Standards (IAS), and consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion on the consolidated statement of financial position, the consolidated statements of comprehensive income and cash flows of the Company.

Conclusion

Nothing came to our attention as a result of our review that caused us to believe that these unaudited consolidated condensed interim financial statements above mentioned in the first paragraph of this report have not been prepared in all material respects in accordance with the accounting framework established by CNV.

Emphasis of Matter

Difference between the accounting framework of CNV and IFRS

Without qualifying our conclusion, we draw attention to Note 36 to the accompanying unaudited consolidated condensed interim financial statements, which qualitatively and quantitatively describes the difference between the accounting framework established by the CNV and IFRS, considering that the application of IAS 29 was excluded by CNV from its accounting framework.

Report on compliance with regulations in force

In accordance with current regulations, we report, with respect to the Company, that:

a) the unaudited consolidated condensed interim financial statements of Company, are in transcription process into the "Inventory and Balance Sheet” book, and, insofar as concerns our field of competence, except as mentioned above, are in compliance with the provisions of the General Companies Law and pertinent resolutions of the CNV;

b) the unaudited consolidated condensed interim financial statements of the Company arise from accounting records kept in all formal respects in confirmity with legal regulations;

c) we have read the Business Summary (“Reseña Informativa”) on which, as regards those matters that are within our competence, we have no observations to make;

d) as of September 30, 2018, the liabilities owed in favor of the Argentine Integrated Social Security System according to the Company’s accounting records amounted to $139.2 million, which were not yet due at that date.

Autonomous City of Buenos Aires, November 9, 2018.

PRICE WATERHOUSE & CO. S.R.L. (Partner)
Reinaldo Sergio Cravero